UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CST BRANDS, INC.

(Name of Registrant as Specified in its Charter)

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CST Brands, Inc.

CST BRANDS, INC.

One Valero Way

Building D, Suite 200

San Antonio, TX 78249

(210) 692-5000

April 21, 2015

To Our Stockholders:

I am pleased to invite you to join me, our Board of Directors and our senior leadership team at the 2015 Annual Meeting of Stockholders of CST Brands, Inc. to be held on June 4, 2015, at 9:00 a.m., Central Time, at our CST Service Center located at One Valero Way, Building D, 4th Floor, San Antonio, TX 78249. We hope that you will be able to attend the meeting. The attached Notice of Annual Meeting of Stockholders and proxy statement will explain in detail the matters on which action will be taken at the meeting.

The Company delivered strong results and had several notable achievements in 2014. We reported net income of $200 million, or 44% above 2013 results. In addition, we completed strategically important acquisitions, executed on our network optimization plan and continued to focus on organic growth, with new store expansion centered on our new, larger store format that features broader merchandise and food service offerings.

With the purchase of 100% of the membership interests in the general partner of Lehigh Gas Partners LP (now known as CrossAmerica Partners LP (NYSE: CAPL)) and all of the outstanding incentive distribution rights of CAPL on October 1, 2014, we doubled the size of our footprint, and acquired a growth vehicle for future expansion with CrossAmerica’s limited partnership, advantaged financial structure, and strong wholesale fuel supply business. Our relationship with CrossAmerica further strengthens our overall growth strategy while providing CrossAmerica with a “drop down” sponsor to support its future growth. CST’s stockholders and CrossAmerica unitholders will realize the benefit of this symbiotic relationship for many years to come.

Less than one month after acquiring the CrossAmerica general partner, we jointly purchased the retail-legend, New York State-based, Nice N Easy Grocery Shoppes, a chain of 32 company-operated and 45 franchised stores. Our focus on organic growth continued into 2014, with the opening of 38 new, larger format stores, with an expanded focus on food service. In 2015, we plan to continue our acquisition growth with CrossAmerica as well as our new-to-industry store growth with 35-40 stores in the U.S. and 10-12 stores in Canada.

At CST, we believe in hands-on management. Our corporate staff, including myself, spends several days each year working in our retail stores, gaining a better understanding of our store operations and developing insights on how to help support our business, which are vital to our growth and continued success.

On the community service front, we sponsored our first-ever signature fundraising event, an eight-city, 5K fun run series called the Corner Store Country Run, raising a net total of $1 million for Big Brothers Big Sisters in the U.S. and Canada and other local children’s charities. Additionally, in the U.S., we helped raise millions of dollars for United Way, Children’s Miracle Network Hospitals, the Muscular Dystrophy Association and the Canadian Breast Cancer Foundation.

I am grateful for the continued support of our loyal customers, vendor partners, Board of Directors, dedicated team members, and, of course, our stockholders. I am looking forward to carrying forward our commitment to “Delight More Customers Every Day™” in 2015.

Kimberly S. Lubel

Chairman of the Board, Chief Executive Officer and President

CST BRANDS, INC.

CST Service Center

One Valero Way

Building D, 4th Floor

San Antonio, TX 78249

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON

THURSDAY, June 4, 2015

9:00 a.m., Central Time

To the Stockholders of CST Brands, Inc.:

You are invited to attend the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of CST Brands, Inc., which will be held at the CST Service Center located at One Valero Way, Building D, 4th Floor, San Antonio, TX 78249, on Thursday, June 4, 2015, at 9:00 a.m., Central Time. At the meeting, you will be asked to:

1.	Elect the following three nominees as Class II members of our Board of Directors for a term of three years: Donna M. Boles, Kimberly S. Lubel, and Michael H. Wargotz;

2.	Ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015;

3.	Approve, on an advisory, non-binding basis, the compensation of our named executive officers, as presented in the proxy statement accompanying this notice; and

4.	Transact any other business that has been properly presented at the Annual Meeting and any adjournment or postponement thereof.

Our Board of Directors has fixed the close of business on April 13, 2015 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. All stockholders are invited to attend the meeting. You must present valid photo identification and proof of ownership of our common stock for admission.

By Order of the Board of Directors,

Gérard J. Sonnier

Senior Vice President, General Counsel and Corporate Secretary

San Antonio, Texas

April 21, 2015

Important Notice Regarding the Availability of Proxy Materials for the 2015 Annual Meeting of Stockholders to be held on June 4, 2015:

Our proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2014 are available at http://www.astproxyportal.com/ast/18249/ and at our website, http://www.cstbrands.com/en-us/investors, which does not have “cookies” that identify visitors to the site.

YOUR VOTE IS IMPORTANT

YOU CAN VOTE IN ONE OF SEVERAL WAYS

¡ Over the Internet Visit the website on your proxy notice or proxy card ¡ By Telephone Call the telephone number on your proxy notice	¡ By Mail Complete, date, sign and return your proxy card ¡ In Person Attend the Annual Meeting

If your shares are held by a broker, bank or other nominee, follow the voting instructions on the form that you received from such entity or person. The availability of telephone and Internet voting will depend on their voting process.

PROXY STATEMENT – TABLE OF CONTENTS

PROXY STATEMENT	1

General	1
Availability of Proxy Materials for the Annual Meeting of Stockholders of CST Brands	1
Solicitation and Revocation of Proxy	1
Shares Outstanding and Voting Rights	2
How to Vote Your Shares	2
Counting of Votes; Quorum	3
Required Vote	4
Effect of Absentions and Broker Non-Votes	4
Voting of Shares Without Specific Instructions	5
Delivery of Multiple Proxy Materials	5
Solicitation of Proxies and its Cost	5
Stockholder List	5
Attending the Annual Meeting in Person	6
Announcement of Voting Results	6
Questions About Voting Your Shares	6

PROPOSAL NO. 1 ELECTION OF CLASS II DIRECTORS	7

PROPOSAL NO. 2 RATIFICATION OF THE SELECTION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015	12

PROPOSAL NO. 3 APPROVAL, ON AN ADVISORY, NON-BINDING BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	14

CORPORATE GOVERNANCE AND BOARD MATTERS	15

General	15
Director Independence	15
Board Leadership Structure	16
Board’s Role in Risk Oversight	16
Meetings	17
Executive Sessions	17
Board Member Attendance at Annual Meetings	17
Information Regarding Board Committees	17
Audit Committee	18

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	18

Compensation Committee	19
Compensation Committee Interlocks and Insider Participation	19

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS	19

Executive Committee	19
Nominating and Governance Committee	20
Consideration of Director Nominees	20
Stockholder Communications with the Board	21
Code of Business Conduct and Ethics	22
Information Regarding our Executive Officers	22

EXECUTIVE COMPENSATION	24
Compensation Discussion and Analysis	24
Named Executive Officers	25

CST BRANDS, INC. – Proxy Statement

PROXY STATEMENT – TABLE OF CONTENTS

CST BRANDS, INC. – Proxy Statement

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in the proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2014 carefully before voting.

ANNUAL MEETING OF STOCKHOLDERS

Date & time:	Thursday, June 4, 2015, 9:00 a.m., Central Time

Place:	CST Service Center, One Valero Way, Building D, 4th Floor, San Antonio, TX 78249

Record Date:	April 13, 2015

Voting:

You may vote your shares over the Internet, by telephone, by mail, or in person at the Annual Meeting. See the section entitled “How to Vote Your Shares” below for more detailed information regarding how you may vote your shares.

Admission:

Each person attending the Annual Meeting will be required to present valid photo identification, such as a driver’s license or passport, and proof of ownership of CST Brands common stock for admittance. If your shares are held in the name of a broker, bank or other nominee, you will need to present a recent brokerage statement or letter from such entity reflecting your stock ownership as of the record date. If you do not provide photo identification or comply with the other procedures outlined in this proxy statement, you will not be admitted to the Annual Meeting. For security reasons, you and your bags may be subject to search prior to your admittance to the meeting.

Please let us know if you plan to attend the meeting by marking the appropriate box on the enclosed proxy card if you requested to receive printed proxy materials, or, if you vote over the Internet or by telephone, by indicating your plans when prompted. If you decide to attend the meeting in person, upon your arrival, you will need to register as a visitor at the CST Service Center registration desk. Check-in for the Annual Meeting will begin at 8:00 a.m., Central Time, and you should allow ample time for the check-in procedures. See the section entitled “Attending the Annual Meeting in Person” for additional information.

CST BRANDS, INC. – Proxy Statement    i

PROXY STATEMENT SUMMARY

MEETING AGENDA AND VOTING RECOMMENDATIONS

Proposal	Board Recommendation	Page Reference (for more detail)
1. Election of the Class II director nominees	FOR EACH DIRECTOR NOMINEE	7
2. Ratification of the selection of KPMG LLP as our independent registered public accounting firm	FOR	12
3. Approval, on an advisory, non-binding basis, of the compensation of our named executive officers	FOR	14

PROPOSAL 1: ELECTION OF CLASS II DIRECTOR NOMINEES

The following is information regarding each of our Class II director nominees. Each director nominee will be elected to serve on the Board of Directors of CST Brands, Inc. until the 2018 annual meeting of stockholders. Please review the complete Proposal No. 1 beginning on page 7 of the proxy statement.

Donna M. Boles. Ms. Boles has served as a member of our Board of Directors since April 2013. Prior to her retirement, Ms. Boles was Senior Vice President, Human Resources of Becton, Dickinson and Company, a global medical technology company, from 2005 until 2013. From 2001 to 2005, Ms. Boles served as Vice President, Human Resources for the Becton, Dickinson Medical Division. Ms. Boles’ pertinent experience, qualifications, attributes, and skills include the knowledge and management experience (including extensive experience in executive compensation and leadership succession planning) she has attained through her positions at the companies described above.

Kimberly S. Lubel. Ms. Lubel has served as our Chief Executive Officer and President since January 2013 and as the Chairman of our Board of Directors since November 2012. From October 1997 until November 2012, Ms. Lubel served in various roles at Valero Energy Corporation (“Valero”), including as Executive Vice President and General Counsel from April 2006 to November 2012, Vice President of Legal Services from January 2003 to April 2006 and Managing Counsel and Vice President of Legal Services prior to January 2003. In the fifteen years prior to joining CST, Ms. Lubel served as Lead Attorney for most of Valero’s major acquisitions. She also oversaw Valero’s legal, environmental, health and safety, ad valorem tax, government affairs and other departments. Prior to joining Valero, Ms. Lubel specialized in mergers and acquisitions with the law firm of Kelly, Hart & Hallman from 1991 to 1997. Since 2011, she has served as a director of WPX Energy, Inc. (NYSE: WPX). Ms. Lubel was elected Chairman of the board of directors of CrossAmerica GP LLC, the general partner of CrossAmerica Partners LP on October 1, 2014. Ms. Lubel’s pertinent experience, qualifications, attributes and skills include the knowledge and experience she has attained through her services, with extensive and varied responsibilities, as an executive officer of Valero and through her service on the WPX board.

Michael H. Wargotz. Mr. Wargotz has served as a member of our Board of Directors since April 2013. Since 2011, Mr. Wargotz has served as the Chairman of Axcess Ventures, an affiliate of Axcess Worldwide, a partnership development company. From 2010 to 2011, Mr. Wargotz served as the Chief Financial Officer of The Milestone Aviation Group, LLC, a global aviation leasing company. From 2009 to 2010, Mr. Wargotz served as the Co-Chairman of Axcess Luxury and Lifestyle. From December 2006 to August 2009, Mr. Wargotz served as the Chief Financial Advisor of NetJets, Inc., a leading provider of private aviation services, and from June 2004 to November 2006, he served as a Vice President of NetJets, Inc. Mr. Wargotz is a founding partner of Axcess Solutions, LLC, a strategic alliance, brand development and partnership marketing consulting firm, which originated in 2001. Mr. Wargotz also serves as a director of Wyndham Worldwide Corporation and Resources Connection, Inc. Mr. Wargotz’s pertinent experience, qualifications, attributes, and skills include branding knowledge, management experience, financial and compliance expertise and the perspective he has gained through his positions at the companies described above.

PROPOSAL 2: RATIFICATION OF THE SELECTION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As a matter of good corporate governance, we are asking our stockholders to ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015. Please review the complete Proposal No. 2 beginning on page 12 of the proxy statement.

ii    CST BRANDS, INC. – Proxy Statement

PROXY STATEMENT SUMMARY

PROPOSAL 3: APPROVAL, ON AN ADVISORY, NON-BINDING BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

As required by the proxy rules of the Securities and Exchange Commission (the “SEC”), we are seeking an advisory, non-binding vote with respect to compensation awarded to our named executive officers for the 2014 fiscal year. Our executive compensation program and the compensation paid to our named executive officers are described in the Compensation Discussion and Analysis section beginning on page 24 of the proxy statement. The Compensation Committee of the Board of Directors (the “Compensation Committee”) is responsible for executive compensation and works to structure a compensation plan that reflects our underlying compensation philosophy of aligning the interests of our named executive officers with those of our stockholders. Please review the complete Proposal No. 3 beginning on page 14 of the proxy statement.

The Company delivered strong results and had several notable achievements in 2014. We reported net income of $200 million, or 44% above 2013 results. We believe that our pay-for-performance philosophy with respect to our executive compensation program was an important driver of our success, and we are proud that our stockholders expressed confidence in this program, with over 98% of stockholder votes cast in favor of our say-on-pay proposal at our 2014 annual meeting. Our performance reflects the strength of our leadership team and employees and the alignment of our incentive compensation metrics with stockholder returns.

CST BRANDS, INC. – Proxy Statement    iii

PROXY STATEMENT FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 4, 2015

CST BRANDS, INC.

One Valero Way, Building D, Suite 200

San Antonio, Texas 78249

(210) 692-5000

PROXY STATEMENT

FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 4, 2015

General

The Board of Directors (the “Board”) of CST Brands, Inc. (“we,” “us,” “our,” “CST Brands” or the “Company”) is soliciting proxies to vote shares of our common stock at the 2015 Annual Meeting of Stockholders of CST Brands (the “Annual Meeting”), and at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held on Thursday, June 4, 2015, at 9:00 a.m., Central Time, at the CST Service Center located at One Valero Way, Building D, 4th Floor, San Antonio, TX 78249.

We intend to mail this proxy statement and the accompanying proxy card to all stockholders of record entitled to vote at the Annual Meeting on or about April 21, 2015.

Availability of Proxy Materials for the Annual Meeting of Stockholders of CST Brands

The Notice of Annual Meeting, proxy statement, proxy card and our Annual Report on Form 10-K for the year ended December 31, 2014 are available at http://www.astproxyportal.com/ast/18249/ and at the Company’s website, http://www.cstbrands.com/en-us/investors. You are encouraged to access and review all of the important information contained in the proxy materials before voting.

In connection with the Annual Meeting, we have elected to use the Notice of Internet Availability of Proxy Material to inform stockholders of certain matters, including:

•	information regarding the date and time of the Annual Meeting, as well as the items to be considered at the meeting;

•	information regarding the websites where the proxy materials are posted; and

•	the various means by which a stockholder can request paper copies of the proxy materials.

We are pleased to take advantage of the SEC rule allowing companies to furnish proxy materials to their stockholders over the Internet. Paper copies of the proxy materials are also available upon your request by visiting our website, http://www.cstbrands.com/en-us/investors, or http://www.astproxyportal.com/ast/18249/. These materials will be sent to you by first class mail within three business days after we receive your request.

Solicitation and Revocation of Proxy

The Board is soliciting the accompanying proxy. In accordance with the unanimous recommendations of the Board, the individuals named in the proxy will vote all shares represented by proxies in the manner designated, or, if no designation is made, they will vote the proxies “FOR” each director nominee listed in Proposal No. 1 – Election of Class II Director Nominees, “FOR” Proposal No. 2 – Ratification of the Selection of KPMG LLP as Our Independent Registered Public Accounting Firm, and “FOR” Proposal No. 3 – Approval, on an Advisory, Non-Binding Basis, of the Compensation of our Named Executive Officers. In their discretion, the proxy holders named in the proxy are authorized to vote on any matters that may properly come before the Annual Meeting and at any adjournment or postponement thereof. As of the date of this proxy statement, the Board does not know of any other items of business that will be presented for consideration at the Annual Meeting other than those described in this proxy statement. The individuals acting as proxies will not vote on a particular matter if the proxy card representing those shares instructs them to abstain from voting on that matter or to the extent a proxy card is marked to show that some of the shares represented by the proxy card are not to be voted.

CST BRANDS, INC. – Proxy Statement    1

PROXY STATEMENT FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 4, 2015

Whether you vote over the Internet, by telephone or by mail, you can change or revoke your proxy at any time before the final vote at the Annual Meeting by:

•	submitting another properly completed and executed proxy card bearing a later date by mail to us at the above noted address;

•	voting again over the Internet or by telephone (your latest Internet or telephone instructions submitted prior to the deadline will be followed);

•	sending a written notice stating that you are revoking your proxy to our Corporate Secretary at the address set forth on the cover of this proxy statement; or

•	attending the meeting and voting your shares in person.

Shares Outstanding and Voting Rights

Only holders of record of common stock of the Company as of the close of business on April 13, 2015, the record date, are entitled to notice of and to vote at the Annual Meeting or at any adjournment or postponement thereof. On the record date, there were 76,709,944 shares of common stock issued and outstanding. Stockholders are entitled to one vote for each share of common stock held as of the record date.

How to Vote Your Shares

Stockholder of Record: Shares Registered in Your Name

If, at the close of business on April 13, 2015, your shares of common stock were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC (“AST”), you are the stockholder of record with respect to those shares. As a stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting.

If you are a stockholder of record and attend the Annual Meeting in person, you may vote in person at the Annual Meeting. We will give you a ballot when you arrive.

If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by proxy using the enclosed proxy card or by voting over the Internet or by telephone. The procedures for voting by proxy are as follows:

•

To vote over the Internet, go to the web address http://www.voteproxy.com and follow the instructions for voting. Have your proxy card available when you access the web page. If you vote over the Internet, please do not mail your proxy card.

•

To vote by telephone, dial 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and following the instructions. Have your proxy card available when you call. If you vote by telephone, please do not mail your proxy card.

•

To vote by mail, simply mark your proxy card, date and sign it and return it in the postage-prepaid envelope. If you are a stockholder of record and receive a notice regarding the availability of proxy materials, you may request a written proxy card by following the instructions included in the notice.

If you vote by proxy (regardless of whether you vote over the Internet, by telephone or by mail), your votes must be received by 11:59 p.m., Eastern Time, on June 3, 2015, to be counted.

Whether or not you plan to attend the Annual Meeting, to ensure your votes are counted, we encourage you to complete, sign, date and return the enclosed proxy card or submit your proxy over the Internet or by telephone by following the instructions provided in the enclosed proxy card.

We provide Internet and telephone proxy voting with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet and telephone access, such as usage charges from Internet access providers and telephone companies.

2    CST BRANDS, INC. – Proxy Statement

PROXY STATEMENT FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 4, 2015

Beneficial Owner: Shares Registered in the Name of Your Broker, Bank or Other Nominee

If at the close of business on April 13, 2015 your shares of common stock were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials were forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account.

Certain of these institutions offer the ability to direct your agent how to vote over the Internet or by telephone. You are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain, prior to the Annual Meeting, a valid proxy card issued in your name from your broker, bank or other nominee in whose name the shares are registered.

Voting Shares of CST Brands Held Through the CST Brands Savings Plan

The CST Brands, Inc. Savings Plan (the “CST Brands Savings Plan”) provides that the trustee of the plan will vote the shares of CST common stock that are not directly voted by the participants in the plan. If you hold shares of CST common stock in the CST Brands Savings Plan and do not timely vote your shares or specify your voting instructions on your proxy card, the trustee will vote your shares in accordance with management’s recommendation. To allow sufficient time for voting by the trustee, if applicable, your voting instructions must be received by May 29, 2015.

For participants in the CST Brands Savings Plan, the proxy card will represent (in addition to any shares held individually of record by the participant) the number of shares allocated to the participant’s account in the CST Brands Savings Plan. For shares held by the CST Brands Savings Plan, the proxy card will constitute an instruction to the trustee of the plan on how to vote those shares.

Counting of Votes; Quorum

We have retained AST, our transfer agent, to serve as the inspector of elections for the Annual Meeting. AST will receive and tabulate the votes cast by proxy or in person at the Annual Meeting and will count such votes to determine whether or not a quorum is present.

A quorum of stockholders is necessary to hold a valid meeting. The holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting must be present in person or represented by proxy to establish a quorum for business to be conducted at the Annual Meeting. At the close of business on April 13, 2015, the record date, there were 76,709,944 shares of common stock outstanding. Therefore, a total of 76,709,944 shares are entitled to vote at the Annual Meeting and holders of common stock representing at least 38,354,973 shares must be represented at the Annual Meeting, either in person or by proxy, to establish a quorum.

Your shares will be counted toward the quorum only if you submit a valid proxy (or if one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions will be counted toward the quorum requirement. Broker non-votes will also be counted toward the quorum requirement. If there is no quorum, the officer presiding over the Annual Meeting or the holders of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting may adjourn the meeting to another date to provide the Company with the opportunity to establish a quorum.

CST BRANDS, INC. – Proxy Statement    3

PROXY STATEMENT FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 4, 2015

Required Vote

The following is a summary of the voting requirements that apply to the proposals discussed in this proxy statement:

Proposal	Vote Required	Discretionary Voting Permitted?
1. Election of Class II Director Nominees	Majority of votes cast	No
2. Ratification of the Selection of KPMG LLP as Our Independent Registered Public Accounting Firm	Majority of shares present	Yes
3. Approval, on an Advisory, Non-Binding Basis, of the Compensation of our Named Executive Officers	Majority of shares present	No

Our Board unanimously recommends a vote “FOR” Proposal No. 1 – Election of Class II Director Nominees, “FOR” Proposal No. 2 – Ratification of the Selection of KPMG LLP as Our Independent Registered Public Accounting Firm and “FOR” Proposal No. 3 – Approval, on an Advisory, Non-Binding Basis, of the Compensation of our Named Executive Officers.

A “majority of votes cast,” with regard to Proposal No. 1 – Election of Class II Director Nominees, means that the number of shares voted “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. Votes cast with respect to the election of directors shall include votes to withhold authority and exclude abstentions.

A “majority of shares present,” with regard to Proposal No. 2 – Ratification of the Selection of KPMG LLP as Our Independent Registered Public Accounting Firm and Proposal No. 3 – Approval, on an Advisory, Non-Binding Basis, of the Compensation of our Named Executive Officers, means the number of shares voted “for” a proposal is a majority of the shares of common stock represented in person or by proxy and entitled to vote at the Annual Meeting.

“Discretionary voting” occurs when a broker, bank or other nominee does not receive voting instructions from the beneficial owner and votes those shares in its discretion on any proposal as to which rules permit such broker, bank or other nominee to vote. As noted below, when brokers, banks and other holders of record are not permitted under the rules to vote the beneficial owner’s shares, the affected shares are referred to as “broker non-votes.”

Although the advisory vote on Proposal No. 3 is non-binding, as provided by law, the Board and the Compensation Committee will review the results of this vote and will consider the results in making a determination concerning executive compensation.

Effect of Abstentions and Broker Non-Votes

Abstentions. Under Delaware law (under which the Company is incorporated), abstentions are counted as shares present and entitled to vote at the Annual Meeting. Therefore, abstentions will have the same effect as a vote “against” Proposal No. 2 – Ratification of the Selection of KPMG LLP as Our Independent Registered Public Accounting Firm and Proposal No. 3 – Approval, on an Advisory, Non-Binding Basis, of the Compensation of our Named Executive Officers. However, with respect to Proposal No. 1 – Election of Class II Director Nominees, which requires a “majority of the votes cast,” abstentions will have no effect because, under our bylaws, abstentions are not considered votes cast when voting for directors.

Broker Non-Votes. Under the rules that govern brokers, banks and other nominees that are record holders of Company stock held in brokerage accounts for their clients who beneficially own the shares, these brokers, banks and other nominees who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on certain matters (“discretionary matters”) but do not have discretion to vote uninstructed shares as to certain other matters, such as the election of directors, amendments to equity plans or executive compensation matters (“non-discretionary matters”). Accordingly, a broker may submit a proxy card on behalf of a beneficial owner from whom the broker has not received voting instructions that casts a vote with regard to discretionary matters but expressly states that the broker is not voting as to non-discretionary matters. The broker’s inability to vote on non-discretionary matters with respect to which the broker has not received voting instructions from the beneficial owner is referred to as a “broker non-vote.”

4    CST BRANDS, INC. – Proxy Statement

PROXY STATEMENT FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 4, 2015

Because broker non-votes are not considered under Delaware law to be entitled to vote at the Annual Meeting, they will have no effect on the outcome of the vote on Proposal No. 1 – Election of Class II Director Nominees and Proposal No. 3 – Approval, on an Advisory, Non-binding basis, of the Compensation of our Named Executive Officers. As a result, if you hold your shares in street name and you do not instruct your broker, bank or other nominee how to vote your shares, no votes will be cast on your behalf on these proposals. Therefore, it is critical that you indicate your vote on these proposals if you want your vote to be counted.

Proposal No. 2, ratification of the selection of KPMG LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ending December 31, 2015, should be considered a routine matter. Therefore, your broker will be able to vote on Proposal No. 2 even if it does not receive instructions from you, so long as it holds your shares in its name.

Voting of Shares Without Specific Instructions

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you should specify your choice for each matter on the proxy card. If no specific instructions are given, proxies that are signed and returned will be voted:

•	“FOR” the election of each of the Class II director nominees, as set forth in this proxy statement;

•	“FOR” the proposal to ratify the selection of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2015; and

•	“FOR” the approval, on an advisory, non-binding basis, of the compensation of our named executive officers, as presented in this proxy statement.

Beneficial Owner: Shares Registered in the Name of Your Broker, Bank or Other Nominee

If you are a beneficial owner, under the rules of the New York Stock Exchange (“NYSE”), in order to ensure your shares are voted the way you would like, you must provide voting instructions to your broker, bank or other nominee by the deadline provided in the materials you receive from such broker, bank or other nominee. As described above, if you do not provide voting instructions to your broker, bank or other nominee, such person or entity may vote on Proposal No. 2 – Ratification of the Selection of KPMG LLP as Our Independent Registered Public Accounting Firm, but may not vote on any other proposal.

Delivery of Multiple Proxy Materials

If you received more than one package of proxy materials, this means that you have multiple accounts holding shares of CST Brands common stock. These may include: accounts with our transfer agent, AST; shares held in the CST Brands Savings Plan; and accounts with a broker, bank or other nominee. Please fill out and properly deliver all proxy cards and voting instruction forms that you receive with each package of proxy materials to ensure that all of your shares are voted.

Solicitation of Proxies and its Cost

The cost of soliciting proxies will be borne by the Company. Proxies may be solicited by mail, telephone, fax, email, press releases, press interviews or on our website at http://www.cstbrands.com/en-us/investors under “Corporate Governance” in the “Investors” section. In addition, our directors, officers and other employees may, at no additional expense to us, solicit proxies by mail, in person or by telephone. We have hired Georgeson Inc. to assist in the solicitation of proxies at a base fee of $8,500, plus reimbursement of certain out-of-pocket expenses. We may also make arrangements with brokers, banks and other nominees to solicit proxies from their principals and will reimburse such brokers, banks and other nominees for certain expenses incurred by them for such activities.

Stockholder List

A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose relevant to the Annual Meeting, for ten days prior to the meeting during regular business hours at our CST Service Center located at One Valero Way, Building D, 4th Floor, San Antonio, TX 78249. If you would like to review the stockholder list, please call our Investor Relations department at (800) 456-3533 to schedule an appointment.

CST BRANDS, INC. – Proxy Statement    5

PROXY STATEMENT FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 4, 2015

Attending the Annual Meeting in Person

If you would like to attend the Annual Meeting in person, you will be required to present valid photo identification, such as a driver’s license or passport, and proof of ownership of CST Brands common stock (as described directly below) for admittance. Attendance at the meeting is limited to stockholders as of the close of business on April 13, 2015, the record date, or their authorized named representatives.

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record and receive your proxy materials by mail, your proxy card will serve as proof of ownership of common stock and is required for admission to the meeting.

Beneficial Owner: Shares Registered in the Name of Your Broker, Bank or Other Nominee. If you are a beneficial owner, bring the notice or voting instruction form you received from your broker, bank or other nominee as proof of ownership of common stock to be admitted to the meeting. You also may bring a recent brokerage statement or letter from your broker, bank or other nominee reflecting your ownership of common stock as of the close of business on April 13, 2015. Please note that you will not be able to vote your shares at the meeting without a legal proxy.

If you have questions regarding these admission procedures, please call our Investor Relations department at (800) 456-3533.

Announcement of Voting Results

Voting results are expected to be announced at the Annual Meeting and will also be disclosed in a Current Report on Form 8-K that we will file with the SEC within four business days of the date of the Annual Meeting. In the event the results disclosed in the Form 8-K are preliminary, we will subsequently amend it to report the final voting results within four business days of the date that such results are known.

Questions About Voting Your Shares

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor at:

Georgeson Inc.

480 Washington Blvd. 26th Floor

Jersey City, NJ 07310

Call Toll-Free (866) 767-8989

6    CST BRANDS, INC. – Proxy Statement

PROPOSAL NO. 1 ELECTION OF CLASS II DIRECTORS

PROPOSAL NO. 1

ELECTION OF CLASS II DIRECTORS

Overview

Our Board presently has ten members and is divided into three classes, designated Class I, Class II and Class III. Class I consists of three directors, Class II consists of three directors and Class III consists of four directors. Each class has a three-year term. Vacancies on the Board may be filled only by a majority of the remaining directors in office (even though the remaining directors may constitute less than a quorum). A director elected by the Board to fill a vacancy in a Class, other than a vacancy created by an increase in the number of directors by an amendment to the bylaws, will serve for the remainder of the full term of that Class and until the director’s successor is elected and qualified or until the director’s death, resignation, or removal.

The term of office of the three Class II directors expires in 2015. Based on the recommendation of the Nominating and Governance Committee of the Board (the “Nominating and Governance Committee”), the Board has nominated each of the current Class II directors listed below for election to the Board. If elected at the Annual Meeting, each of these nominees would serve until the 2018 annual meeting of stockholders and until his or her successor is elected and qualified or, if sooner, until the director’s death, resignation or removal. Our bylaws provide for a majority voting standard for uncontested elections of directors. This standard states that in uncontested director elections, a director nominee will be elected only if the number of votes cast “for” the nominee exceeds 50% of the number of votes cast with respect to that director’s election. Under our bylaws, “votes cast” with respect to the election of directors include votes to withhold authority and exclude abstentions. In addition, our bylaws provide that if an incumbent nominee does not receive a majority of the votes cast for the incumbent director’s re-election, the incumbent director is required to promptly tender his or her resignation to the Board. The Nominating and Governance Committee will then make a recommendation to the full Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board will then decide whether to accept or reject the resignation, taking into account the Nominating and Governance Committee’s recommendation. The determination of the Board and the rationale behind the decision will be publicly disclosed (by a press release, a filing with the SEC or other broadly disseminated means of communication) within 90 days from the date of the certification of the election results of our Annual Meeting. If the incumbent director’s resignation is not accepted by the Board, the director will continue to serve until the next annual meeting, until his or her successor is duly elected, or his or her death, resignation, or removal. If a director’s resignation is accepted by the Board, then the Board may fill any resulting vacancy or decrease the size of the Board.

The director nominees named in this proxy statement have agreed to serve as directors if elected, and we have no reason to believe that they would be unable to serve. In the event that before the Annual Meeting the nominees named in this proxy statement should become unable or unwilling to serve, the persons named in the enclosed proxy will vote the shares represented by any proxy received by the Board for such other person or persons as may thereafter be nominated for director by the Nominating and Governance Committee and the Board.

There are no family relationships between or among any of our executive officers or directors.

CST BRANDS, INC. – Proxy Statement    7

PROPOSAL NO. 1 ELECTION OF CLASS II DIRECTORS

Nominees for Election as Class II Directors with Terms Expiring in 2018

DONNA M. BOLES Age 61

Ms. Boles has served as a member of our Board since April 2013. Prior to her retirement, Ms. Boles was Senior Vice President, Human Resources of Becton, Dickinson and Company, a global medical technology company, from 2005 until 2013. From 2001 to 2005, Ms. Boles served as Vice President, Human Resources for the Medical Division of Becton, Dickinson and Company. She joined Becton, Dickinson and Company in 1973 and served in progressively responsible roles across multiple business segments.

Director Qualifications:

Ms. Boles’ pertinent experience, qualifications, attributes, and skills include the knowledge and management experience (including extensive experience in executive compensation and leadership succession planning) she has attained through her positions at Becton, Dickinson and Company.

KIMBERLY S. LUBEL Age 50

Ms. Lubel is our Chairman of the Board and has served as a member of our Board since November 2012 and as our Chief Executive Officer and President since January 2013. From October 1997 until November 2012, Ms. Lubel served in various roles at Valero, including as Executive Vice President and General Counsel from April 2006 to November 2012, Vice President of Legal Services from January 2003 to April 2006 and Managing Counsel and Vice President of Legal Services prior to January 2003. In the fifteen years prior to joining CST, Ms. Lubel served as Lead Attorney for most of Valero’s major acquisitions. She also oversaw Valero’s legal, environmental, health and safety, ad valorem tax, government affairs and other departments. Prior to joining Valero, Ms. Lubel specialized in mergers and acquisitions with the law firm of Kelly, Hart & Hallman from 1991 to 1997. Since 2011, she has served as a director of WPX Energy, Inc. (NYSE:WPX). Ms. Lubel was elected Chairman of the board of directors of CrossAmerica GP LLC, the general partner of CrossAmerica Partners LP on October 1, 2014.

Director Qualifications:

Ms. Lubel’s pertinent experience, qualifications, attributes and skills include the knowledge and experience she has attained through her services, with extensive and varied responsibilities, as an executive officer of Valero and through her service on the WPX board.

8    CST BRANDS, INC. – Proxy Statement

PROPOSAL NO. 1 ELECTION OF CLASS II DIRECTORS

MICHAEL H. WARGOTZ Age 56

Mr. Wargotz has served as a member of our Board since April 2013. Since 2011, Mr. Wargotz has served as the Chairman of Axcess Ventures, an affiliate of Axcess Worldwide, a partnership development company. From 2010 to 2011, Mr. Wargotz served as the Chief Financial Officer of The Milestone Aviation Group, LLC, a global aviation leasing company. From 2009 to 2010, Mr. Wargotz served as the Co-Chairman of Axcess Luxury and Lifestyle. From December 2006 to August 2009, Mr. Wargotz served as the Chief Financial Advisor of NetJets, Inc., a leading provider of private aviation services, and from June 2004 to November 2006, he served as a Vice President of NetJets, Inc. Mr. Wargotz is a founding partner of Axcess Solutions, LLC, a strategic alliance, brand development and partnership marketing consulting firm, which originated in 2001. Mr. Wargotz also serves as a director of Wyndham Worldwide Corporation and Resources Connection, Inc.

Director Qualifications:

Mr. Wargotz’s pertinent experience, qualifications, attributes and skills include management experience, financial expertise, branding knowledge and compliance expertise and perspective gained through his responsibilities with the companies described above.

Vote Required and Board Recommendation

The election of each of Donna M. Boles, Kimberly S. Lubel, and Michael H. Wargotz as Class II directors to serve until the 2018 annual meeting of stockholders requires the affirmative vote of a majority of the votes cast at the Annual Meeting. A “majority of votes cast,” with regard to the election of directors, means that the number of shares voted “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. Votes cast with respect to the election of directors shall include votes to withhold authority and exclude abstentions. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” THE ELECTION OF EACH DIRECTOR NOMINEE NAMED ABOVE.

Incumbent Class III Directors with Terms Expiring in 2016

RUBEN M. ESCOBEDO (CPA) Age 77

Mr. Escobedo has served as a member of our Board since April 2013. From 1977 to 2007, Mr. Escobedo owned and operated his own public accounting firm, Ruben Escobedo & Company, CPAs. Since 1996, Mr. Escobedo has served as a director of Cullen/Frost Bankers, Inc. and previously served as a director of Valero Energy Corporation from 1994 to 2014.

Director Qualifications:

Mr. Escobedo’s pertinent experience, qualifications, attributes, and skills include public accounting and financial reporting expertise (including extensive experience as a CPA), managerial experience attained from serving as Chief Executive of his own accounting firm, and the knowledge and experience he has attained from his service on the boards of the companies described above.

CST BRANDS, INC. – Proxy Statement    9

PROPOSAL NO. 1 ELECTION OF CLASS II DIRECTORS

DENISE INCANDELA Age 50

Ms. Incandela has served as a member of our Board since June 2013. Ms. Incandela is President of Digital and Global E-commerce for the Ralph Lauren Corporation, a company engaged in the design, marketing, distribution, and retail of apparel and accessory products, where she oversees global digital, e-commerce, social media, customer relationship marketing, and analytics and insights since 2014. From 2011 to 2013, Ms. Incandela served as the Executive Vice President and Chief Marketing Officer of Saks Fifth Avenue, where she oversaw Saks Direct and Saks Fifth Avenue’s marketing programs. She joined Saks in 1999 and was instrumental in driving Saks’ significant digital presence and e-commerce growth. From 1992 to 1999, Ms. Incandela worked at McKinsey & Company where she was a leader of their Retail practice. Ms. Incandela also serves as a member of the Board of Advisors for The Wharton School’s Jay H. Barker Retailing Center.

Director Qualifications:

Ms. Incandela’s pertinent experience, qualifications, attributes, and skills include management experience, retail expertise and the perspective she has gained through her positions at the companies described above.

WILLIAM G. MOLL Age 77

Mr. Moll has served as a member of our Board since April 2013. Prior to his retirement, Mr. Moll was President and Chief Executive Officer of Alamo Public Telecommunications Council from 2009 to 2012. From 2000 to 2009, Mr. Moll served in various roles at Clear Channel Communications, Inc., including as Chairman of Clear Channel Television from 2006 to 2009 and as President and Chief Executive Officer from 2000 to 2006.

Director Qualifications:

Mr. Moll’s pertinent experience, qualifications, attributes, and skills include the knowledge and expertise (particularly in communications and advertising) he has attained through his positions at the companies described above.

ALAN SCHOENBAUM Age 57

Mr. Schoenbaum has served as a member of our Board and as our lead independent director since April 2013. Mr. Schoenbaum is a co-founder of BuildGroup, an Austin, Texas based venture capital company founded in March 2015. From 2005 to 2014, Mr. Schoenbaum was Senior Vice President and General Counsel at Rackspace Hosting, Inc., a managed cloud computing company. From 1991 to 2005, Mr. Schoenbaum was a partner at Akin Gump Strauss Hauer & Feld LLP.

Director Qualifications:

Mr. Schoenbaum’s pertinent experience, qualifications, attributes, and skills include the knowledge and expertise (particularly in corporate and securities law and mergers and acquisitions) he has attained through his positions at the companies described above.

10    CST BRANDS, INC. – Proxy Statement

PROPOSAL NO. 1 ELECTION OF CLASS II DIRECTORS

Incumbent Class I Directors with Terms Expiring in 2017

ROGER G. BURTON (CPA) Age 68

Mr. Burton has served as a member of our Board since April 2013. In 2002, Mr. Burton founded his own financial consulting, auditing and litigation support services firm, Roger G. Burton, CPA. From 1981 to 2002, Mr. Burton served as a partner of Arthur Andersen LLP.

Director Qualifications:

Mr. Burton’s pertinent experience, qualifications, attributes, and skills include public accounting and financial reporting expertise (including extensive experience as a CPA) and managerial experience attained from his service as Chief Executive of his own financial services firm.

STEPHEN A. SMITH (CPA) Age 58

Mr. Smith has served as a member of our Board since March 2014. Mr. Smith is the Executive Vice President and Chief Financial Officer of Jackman Reinvention, Inc., a privately held brand and strategy consulting firm in Toronto, Canada. Throughout 2013, Mr. Smith served as co-CEO of Cara Operations Limited, a Canadian restaurant chain owner and operator and from 2007 to 2013, he served as Chief Financial Officer of Cara. From 1985 to 2007, Mr. Smith held various senior and executive level positions with Canadian grocer Loblaw Companies Limited (George Weston Limited), including Executive Vice President from 1999 to 2006. Mr. Smith also serves as a director and chair of the Audit and Finance Committee for the Metro Toronto Convention Center and St. Michael’s Hospital foundation.

Director Qualifications:

Mr. Smith’s pertinent experience, qualifications, attributes, and skills include public accounting and financial reporting expertise (including extensive experience as a Chartered Professional Accountant (CPA) in Canada) and managerial experience attained from his executive positions at the companies described above.

JOSEPH V. TOPPER, JR. Age 59

Mr. Topper has served as a member of our Board since October 2014. Mr. Topper is Chief Executive Officer of CrossAmerica GP LLC, a wholly owned subsidiary of the Company and the general partner of CrossAmerica Partners LP (formerly Lehigh Gas Partners LP). From October 1, 2014 to March 26, 2015, Mr. Topper was President and Chief Executive Officer of CrossAmerica GP LLC. From 2011 to 2014, Mr. Topper served as Chairman and Chief Executive Officer of Lehigh Gas GP, the general partner of Lehigh Gas Partners LP. In 1987, Mr. Topper purchased his family’s retail fuel business and five years later founded the predecessor of CrossAmerica Partners LP, where he was the Chief Executive Officer from 1992. Mr. Topper also serves as a member of the Board of Directors of CrossAmerica GP LLC, the Board of Trustees for Villanova University and as a director of Lehigh Valley PBS. He previously served as President of the Board of Directors for Lehigh Valley PBS and the Lehigh Valley PBS Foundation and as a director for the Good Shepherd Rehabilitation Hospital.

Director Qualifications:

Mr. Topper’s pertinent experience, qualifications, attributes, and skills include the knowledge and expertise (particularly in fuel distribution) and management experience attained from his service as Chief Executive Officer at the companies described above.

CST BRANDS, INC. – Proxy Statement    11

PROPOSAL NO. 2 RATIFICATION OF THE SELECTION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015

PROPOSAL NO. 2

RATIFICATION OF THE SELECTION OF KPMG LLP AS OUR INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015

The Audit Committee of the Board (the “Audit Committee”) has selected KPMG to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2015. Although stockholder ratification is not required by our bylaws or otherwise, the Board has directed that such appointment be submitted to the Company’s stockholders for ratification at the Annual Meeting as a matter of good corporate practice. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders. If our stockholders do not ratify the selection of KPMG, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining whether or not to retain KPMG.

We expect that a representative of KPMG will be present at the Annual Meeting and such representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Vote Required and Board Recommendation

Stockholder ratification of the selection of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2015 requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will be treated as shares present and entitled to vote and will therefore have the same effect as a vote against this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE

SELECTION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015.

Principal Auditor Fees And Services

The following table sets forth the aggregate fees for services provided to us by KPMG for the fiscal years ended December 31, 2014 and 2013. All fees described below were approved by the Audit Committee.

	2014	2013
Audit Fees	$1,407,184	$978,178
Audit-Related Fees	–	–
Tax Fees	$11,400	–
All Other Fees	–	–
Total Fees	$1,418,584	$978,178

Audit Fees. This category includes the aggregate fees billed by KPMG for each of the last two fiscal years for professional services rendered for the audit of the Company’s annual financial statements, review of the condensed financial statements included in the Company’s quarterly reports on Form 10-Q, and services that are normally provided by KPMG in connection with other regulatory filings made by the Company during those fiscal years.

Tax Fees. This category includes the aggregate fees billed by KPMG for professional services rendered for tax compliance, tax advice or tax planning.

The Audit Committee has considered whether the services provided for non-audit services are compatible with maintaining KPMG’s independence, and has concluded that the independence of such firm has been maintained.

12    CST BRANDS, INC. – Proxy Statement

PROPOSAL NO. 2 RATIFICATION OF THE SELECTION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015

Audit Committee Pre-Approval Policy

The Audit Committee’s policy is to pre-approve all audit, audit-related and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee approved all of the fees described above. The Audit Committee may also pre-approve particular services on a case-by-case basis. The independent public accountants are required to periodically report to the Audit Committee regarding the extent of services provided by the independent public accountants in accordance with such pre-approval. The Audit Committee may also delegate pre-approval authority to one or more of its members. Such member(s) must report any decisions to the Audit Committee at the next scheduled meeting.

CST BRANDS, INC. – Proxy Statement    13

PROPOSAL NO. 3 APPROVAL, ON AN ADVISORY, NON-BINDING BASIS, OF THE COMPENSATION OF OUR NAMED

EXECUTIVE OFFICERS

PROPOSAL NO. 3

APPROVAL, ON AN ADVISORY, NON-BINDING BASIS, OF THE COMPENSATION

OF OUR NAMED EXECUTIVE OFFICERS

As required under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), the Company is providing stockholders with the opportunity to cast an advisory vote on the compensation of our named executive officers as disclosed in our Compensation Discussion and Analysis, accompanying tables and related narrative, as disclosed in this proxy statement on pages 24 to 46. This proposal is commonly known as a “Say on Pay” proposal.

The Board recommends a vote FOR this proposal because it believes that our compensation policies and practices are effective in achieving the Company’s goals of rewarding sustained financial and operating performance and leadership excellence, aligning our executives’ long-term interests with those of our stockholders and attracting, retaining, and motivating such executives.

As discussed in more detail in the section entitled “Executive Compensation – Compensation Discussion and Analysis,” our executive compensation program is designed to drive the creation of long-term stockholder value and deliver strong financial and operational results. We do this by tying compensation to the achievement of performance goals that promote sustainable growth and by designing compensation to attract, retain, and motivate high-quality employees.

In light of the above, we believe that the compensation of our named executive officers for fiscal year 2014 was appropriate and reasonable and reflected our Company’s performance for the year.

Accordingly, the following resolution will be submitted for a stockholder vote at the Annual Meeting:

“RESOLVED, that the stockholders of CST Brands, Inc. approve, on an advisory basis, our named executive officer compensation, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, in this proxy statement.”

Vote Required and Board Recommendation

This vote is not intended to address any specific element of compensation, but rather the overall compensation of our named executive officers and the compensation philosophy, objectives, policies and practices described in this proxy statement. Approval of the above resolution requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will be treated as shares present and entitled to vote and will therefore have the same effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal.

As an advisory vote, the outcome of the vote on this proposal is not binding upon us. However, our Compensation Committee, which is responsible for designing and administering our executive compensation programs, values the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of this vote when making future compensation decisions for our named executive officers.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” THE APPROVAL, ON AN ADVISORY, NON-BINDING BASIS, OF THE

COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

14    CST BRANDS, INC. – Proxy Statement

CORPORATE GOVERNANCE AND BOARD MATTERS

CORPORATE GOVERNANCE AND BOARD MATTERS

General

We are committed to maintaining the highest standards of business conduct and corporate governance, which we believe are fundamental to the overall success of our business, serving the interests of our stockholders and maintaining our integrity in the marketplace. Our Corporate Governance Guidelines and Code of Business Conduct and Ethics, together with our certificate of incorporation, bylaws and Board committee charters, form the basis for our corporate governance framework, which is guided by core values that we believe are important as we build for the future—integrity, fairness, respect and ethical behavior. We believe that the strength of our corporate governance practices is an essential element to our future success and therefore we continually review these practices to ensure effective collaboration between our management and the Board and to create long-term stockholder value. As discussed below, the Board has established four standing committees to assist it in fulfilling its responsibilities to the Company and its stockholders: the Audit Committee, the Compensation Committee, the Executive Committee, and the Nominating and Governance Committee.

This section describes key corporate governance guidelines and practices that we have adopted. Complete copies of our Corporate Governance Guidelines, our Code of Business Conduct and Ethics and our Board committee charters, each of which are described below, may be viewed on our website at http://www.cstbrands.com/en-us/investors under “Corporate Governance” in the “Investors” section. Alternately, you can request a copy of any of these documents free of charge by writing to our Corporate Secretary, CST Brands, Inc., One Valero Way, Building D, Suite 200, San Antonio, Texas 78249.

Governance Highlights

✓ 8 of our 10 Directors are Independent	✓ Diverse Board in Terms of Gender, Ethnicity, and Experience

✓ Independent Lead Director	✓ Annual Advisory Vote on Executive Compensation

✓ Independent Directors Meet Without Management Present	✓ Policy Providing for Return of Incentive Compensation under Certain Circumstances

✓ Majority Voting for All Directors	✓ Anti-Hedging Policy

✓ Annual Board Self-Assessment Process	✓ Stock Ownership Guidelines for Executives and Non-Employee Directors

Director Independence

The provisions of our Corporate Governance Guidelines regarding director independence meet, and in some areas, exceed the listing standards of the NYSE.

The Board has unanimously determined that eight of our current directors, constituting a majority of the Board, are “independent” directors as that term is defined by Section 303A.02(b) of the NYSE Listed Company Manual and that such directors meet the independence standards set forth in our Corporate Governance Guidelines. In making this determination, the Board has affirmatively determined, considering broadly all relevant facts and circumstances regarding each independent director (including the independence standards set forth in our Corporate Governance Guidelines), that none of the independent directors has a material relationship with the Company, either directly or as a partner, stockholder, or officer of an organization that has a relationship with the Company, or has only immaterial relationships with the Company. In addition, based upon such standards, the Board has determined that Kimberly S. Lubel, who currently serves as a Class II director, and Joseph V. Topper, Jr., who currently serves as a Class I director, are not “independent” because Ms. Lubel is our Chief Executive Officer and President and Mr. Topper is the Chief Executive Officer of CrossAmerica GP LLC, a wholly owned subsidiary of the Company.

CST BRANDS, INC. – Proxy Statement    15

CORPORATE GOVERNANCE AND BOARD MATTERS

Board Leadership Structure

The Board believes that our Chief Executive Officer and President is best situated to serve as Chairman of the Board because she is the director most familiar with our business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. The Board believes this provides an efficient and effective leadership model for the Company, fostering clear accountability, flexible decision-making and alignment on corporate strategy. Although the Board believes that the combination of the Chairman and Chief Executive Officer roles is appropriate based on the Company’s current circumstances, our Corporate Governance Guidelines do not establish this approach as a policy.

Our Board structure also fosters strong oversight by independent directors. Eight of our ten directors are independent and each of our Board committees consists entirely of independent directors. To assure effective independent oversight, the Board has adopted the following corporate governance practices:

•	a strong, independent Lead Director role;

•	regular executive sessions of the independent directors; and

•	annual performance evaluations of the Chief Executive Officer by the independent directors.

The Board appoints a “Lead Director,” whose responsibilities include working with committee chairpersons, setting the agenda for Board meetings, leading discussions at executive sessions of the independent members of the Board outside the presence of management, providing feedback regarding the executive sessions to the Chairman, and otherwise serving as a liaison between the independent directors and the Chairman. If necessary, the Lead Director is also responsible for receiving, reviewing, and acting upon communications from stockholders or other interested parties when those interests should be addressed by a person independent of management. Mr. Schoenbaum currently serves as our Lead Director.

The Board believes that the combined role of Chairman and Chief Executive Officer with the utilization of a Lead Director is in the best interest of our stockholders because it provides the appropriate balance between strategic development and independent oversight of management. On an annual basis, the Board conducts a self-evaluation on key Board and committee-related issues, which is beneficial in the process of continuous improvement in Board functioning and communication.

Board’s Role in Risk Oversight

The risk oversight function of the Board is carried out with the assistance of the Compensation Committee, the Audit Committee, the Nominating and Governance Committee and the Executive Committee. The Board regularly reviews information received from these committees regarding the Company’s management of strategic, credit, interest rate, financial reporting, liquidity, compliance and operational risks.

The Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements to ensure that our compensation programs do not encourage excessive risk-taking. The Audit Committee oversees management of financial risks, as well as other identified risks, including information technology. The Audit Committee is responsible for discussing with management the major financial risk exposures and the steps management has taken to monitor and control those exposures, including our risk assessment and risk management policies. In this regard, our Vice President of Internal Audit and Risk Management prepares annually a comprehensive risk assessment report and reviews that report with the Audit Committee. This report identifies the Company’s material business risks and the internal controls that respond to and mitigate those risks. Our management regularly evaluates such controls, and the Audit Committee is provided regular updates regarding the effectiveness of such controls. The Nominating and Governance Committee manages the risks associated with the independence of the Board and potential conflicts of interest. In October 2014, the Board designated an Executive Committee of the Board (the “Executive Committee”), which is responsible for overseeing risk management policies and procedures related to the Company’s ownership of the CrossAmerica GP LLC (the “General Partner”), a wholly owned subsidiary of the Company and the general partner of CrossAmerica Partners LP, a publicly traded Delaware limited partnership (the “Partnership”), the associated incentive distribution rights in the Partnership, and an approximate 6.1% of the units of the Partnership. While each committee is responsible for evaluating specific risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Meetings

During the fiscal year ended December 31, 2014, the Board met five times and acted by unanimous written consent two times. None of our directors attended fewer than 75% of the total number of meetings held by the Board and the committees (on which the director served) during fiscal year 2014.

Executive Sessions

Executive sessions of independent non-employee directors are held in connection with each regularly scheduled Board meeting and at other times as necessary, and are chaired by our Lead Director. The Board’s policy is to hold executive sessions without the presence of management, including the Chief Executive Officer and other non-independent directors, if any. The Committees of the Board may also meet in executive session at each Committee meeting.

Board Member Attendance at Annual Meetings

We encourage, but do not require, directors to attend annual meetings of our stockholders. We held one annual meeting of stockholders in fiscal year 2014 and all members of the Board attended the meeting.

Information Regarding Board Committees

The Board has established standing Audit, Compensation, Executive and Nominating and Governance Committees to devote attention to specific subjects and to assist it in the discharge of its responsibilities. These committees operate under written charters adopted by the Board, each of which is available on our website at http://www.cstbrands.com/en-us/investors under “Corporate Governance” in the “Investors” section. The following table provides 2014 fiscal year meeting information and current membership for each of our Board committees. During the 2014 fiscal year, each Board committee member attended at least 75% of the meetings of each of the Board committees on which he or she served that were held during the period for which he or she was a committee member.

	Audit Committee(1)	Compensation Committee(2)	Executive Committee(3)	Nominating and Governance Committee(4)
Independent Non-Employee Directors:
Donna M. Boles	–	8	–	–
Roger G. Burton	7	–	–	–
Ruben M. Escobedo	7	–	–	–
Denise Incandela	–	8	–	–
William G. Moll	–	–	–	4
Alan Schoenbaum	–	7	2	–
Stephen A. Smith(5)	6	–	2	–
Michael H. Wargotz(5)	1	–	2	4
Total meetings in the 2014 fiscal year	7	8	2	4
Total actions by written consent in the 2014 fiscal year	0	1	1	2

(1)	Mr. Burton, Mr. Escobedo and Mr. Smith currently serve as members of the Audit Committee. Mr. Burton serves as the Audit Committee chairman.
(2)	Ms. Boles, Ms. Incandela and Mr. Schoenbaum currently serve as members of the Compensation Committee. Ms. Boles serves as the Compensation Committee chairman.

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CORPORATE GOVERNANCE AND BOARD MATTERS

(3)	Mr. Schoenbaum, Mr. Smith and Mr. Wargotz currently serve as members of the Executive Committee. Mr. Schoenbaum serves as the Executive Committee chairman.
(4)	Mr. Wargotz and Mr. Moll currently serve as members of the Nominating and Governance Committee. Mr. Wargotz serves as the Nominating and Governance Committee chairman.
(5)	Effective March 12, 2014, Stephen A. Smith replaced Michael H. Wargotz as a member of the Audit Committee.

Audit Committee

As more fully described in its charter, the Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of the Company’s financial statements, the Company’s compliance with certain legal and regulatory requirements, the independent auditor’s qualifications and independence, the performance of the Company’s internal audit function, and risk assessment and risk management. The Audit Committee has sole authority with respect to the appointment, retention, compensation, evaluation, oversight of the work and termination of our independent auditors and has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and receives appropriate funding, as determined by the Audit Committee, from the Company for such advice and assistance. The Audit Committee acts pursuant to a written charter, which is available for review on our website at http://www.cstbrands.com/en-us/investors under “Corporate Governance” in the “Investors” section.

The Board has determined that all members of the Audit Committee meet the requirements for independence and financial literacy under the applicable rules and regulations of the SEC and NYSE, and the requirements set forth in the Audit Committee charter. In addition, the Board has determined that all members of the Audit Committee are “audit committee financial experts” as defined by SEC rules.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following is the report of the Audit Committee with respect to the audited financial statements of CST Brands, Inc. for the fiscal year ended December 31, 2014.

1. The Audit Committee has reviewed and discussed the audited financial statements with the Company’s management. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent auditor is responsible for performing an independent audit of the Company’s annual financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on the effectiveness of internal control over financial reporting.

2. The Audit Committee has discussed with the independent auditors the matters required to be discussed by the Public Company Accounting Oversight Board (the “PCAOB”) Auditing Standards No. 16 “Communication with Audit Committees.”

3. The Audit Committee has received the written disclosures and the letter from the independent accountants required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent accountants their independence.

4. Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, which we filed on February 27, 2015.

This report is submitted by the members of the Audit Committee.

Roger G. Burton, Chairman

Ruben M. Escobedo

Stephen A. Smith

This foregoing report of the Audit Committee is not “soliciting material,” is not deemed “filed” with the SEC, and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing of ours under Securities Act of 1933, as amended (the “Securities Act”), or under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent we specifically incorporate this report by reference.

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REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Compensation Committee

The Compensation Committee is responsible for reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating our Chief Executive Officer’s performance in light of such goals and objectives, and, together with the other independent directors, determining and approving our Chief Executive Officer’s overall compensation. The Compensation Committee is also responsible for reviewing and approving the compensation of our other executive officers and incentive-compensation and equity-based plans that are subject to approval by the Board. Additional information on the roles and responsibilities of the Compensation Committee is provided under the section entitled “Executive Compensation—Compensation Discussion and Analysis—Compensation Decision Making Process—Role of the Compensation Committee.” The Compensation Committee acts pursuant to a written charter, which is available for review on our website at http://www.cstbrands.com/en-us/investors under “Corporate Governance” in the “Investors” section.

The Board has determined that all members of the Compensation Committee are independent under the applicable rules and regulations of the SEC and NYSE, and the requirements set forth in the Compensation Committee charter.

Compensation Committee Interlocks and Insider Participation

Ms. Boles, Ms. Incandela and Mr. Schoenbaum served on the Compensation Committee during the 2014 fiscal year. No member of the Compensation Committee was at any time during 2014 or at any other time an officer or employee of the Company, and no member had any relationship with the Company requiring disclosure as a related-party transaction in the section “Certain Relationships and Related Transactions” of this proxy statement. No executive officer of the Company has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of the Board or the Compensation Committee during 2014.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

This report is submitted by the members of the Compensation Committee.

Donna M. Boles, Chairman

Denise Incandela

Alan Schoenbaum

The foregoing compensation committee report is not “soliciting material,” is not deemed filed with the SEC, and is not to be incorporated by reference into any of CST Brands’ filings under the Securities Act, or the Exchange Act, respectively, whether made before or after the date of this proxy statement and irrespective of any general incorporation language therein.

Executive Committee

The Company holds 100% of the membership interests in CrossAmerica GP LLC, the general partner of CrossAmerica Partners LP, a publicly traded Delaware limited partnership, which holds the non-economic general partner interest in the Partnership. The Executive Committee is responsible for overseeing and approving all transactions between the Company and the Partnership, including: (i) evaluating and approving transactions having a value of $25,000,000 to $75,000,000, (ii) evaluating and recommending to the Board transactions having a value of $75,000,000 or more, and (iii) overseeing adoption of risk management policies and procedures.

The Board has determined that all members of the Executive Committee are independent under the applicable rules and regulations of the SEC and NYSE. The Executive Committee acts pursuant to a written charter, which is available for review on our website at http://www.cstbrands.com/en-us/investors under “Corporate Governance” in the “Investors” section.

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REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Nominating and Governance Committee

The principal functions of the Nominating and Governance Committee include:

•	determining Board membership qualification standards and criteria and evaluating potential director candidates;

•	selecting and recommending director candidates to the Board to be submitted for election at the Annual Meeting and to fill any vacancies on the Board;

•	recommending committee assignments to the Board;

•	developing and recommending to the Board appropriate corporate governance policies for the Company; and

•

periodically assessing the composition of the Board to ensure the Board encompasses a broad range of skills, expertise, industry knowledge, diversity of opinion and contacts relevant to the Company’s business; and

•	overseeing annual self-assessment evaluations of the Board and the committees of the Board.

The Nominating and Governance Committee acts pursuant to a written charter, which is available for review on our website at http://www.cstbrands.com/en-us/investors under “Corporate Governance” in the “Investors” section.

The Board has determined that all members of the Nominating and Governance Committee are independent within the meaning of SEC regulations, the listing standards of the NYSE, and the requirements set forth in the Nominating and Governance Committee charter.

Consideration of Director Nominees

The Company believes that its Board as a whole should encompass a diverse range of talent, skill, experience and expertise, enabling it to provide sound guidance with respect to the Company’s operations and business goals. In addition to considering a Board candidate’s background and accomplishments, candidates are reviewed in the context of the current composition of the Board and the evolving needs of the Company. The Company’s policy is to have at least a majority of its directors qualify as “independent” as determined in accordance with the listing standards of the NYSE and Rule 10A-3 of the Exchange Act.

The Nominating and Governance Committee is responsible for initially determining the slate of director nominees for election by stockholders, which the Nominating and Governance Committee then recommends to the Board. Director nominees are approved by the Board prior to the preparation of the Company’s annual proxy statement and are recommended for election by the stockholders at the next annual meeting. Under our bylaws, directors elected to fill Board vacancies, whether due to death, resignation, or other inability to serve, shall hold office for a term expiring at the annual meeting at which the term of the director class to which they shall have been elected expires. When newly created directorships are filled by the Board, however, such additional directors shall not be assigned to a director class until the next annual meeting.

Director Qualifications

There are no specific minimum qualifications that the Board requires to be met by a director nominee recommended for a position on our Board, nor are there any specific qualities or skills that are necessary for one or more members of our Board to possess, other than as are necessary to meet the requirements of the rules and regulations applicable to us.

The Nominating and Governance Committee considers a number of factors in its evaluation of director candidates, including the members of our Board eligible for reelection, the current size and composition of the Board and the needs of the Board and the respective Board committees; and such factors as the candidate’s background, experience, expertise, financial acumen, and other relevant criteria, including the number of other board assignments and ability and willingness to commit adequate time to Board and committee matters. The Nominating and Governance Committee also considers diversity concepts such as race, gender, national origin, and differences in viewpoints and skills. The Nominating and Governance Committee does not have a formal policy with respect to diversity, but believes that it is essential that the Board members represent diverse viewpoints.

Candidates for director must possess the ability to apply good business judgment and be in a position to properly exercise his or her duties of loyalty and care. Candidates should also exhibit proven leadership capabilities, high integrity and experience

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REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

with a high level of responsibility within his or her chosen fields, and have the ability to quickly understand complex business and financial principles. Candidates with potential conflicts of interest or who do not meet independence criteria will be identified and disqualified. The Nominating and Governance Committee will consider these criteria for nominees identified by the Nominating and Governance Committee, by stockholders, or through some other source. When current Board members are considered for nomination for re-election, the Nominating and Governance Committee also takes into consideration their prior Board contributions, performance and meeting attendance records.

Stockholder Nominations

The Nominating and Governance Committee will consider qualified candidates for possible nomination that are recommended by our stockholders of record. Stockholders of record who wish to recommend individuals for consideration by the Nominating and Governance Committee to become nominees for election to the Board at the 2016 annual meeting of stockholders must do so by delivering a written recommendation to our Corporate Secretary, CST Brands, Inc., One Valero Way, Building D, Suite 200, San Antonio, Texas 78249, no later than the close of business on the 60th day, nor earlier than the close of business on the 90th day, prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder must be delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. Each written recommendation must comply with the procedures set forth in our bylaws and include the required information regarding the nominating stockholder and the proposed director candidate, in each case as set forth in our bylaws. A printed copy of our bylaws may be obtained by any stockholder upon request to our Corporate Secretary at the address set forth above.

Evaluating Nominees for Director

The Nominating and Governance Committee solicits recommendations for potential Board candidates from a number of sources, including members of the Board, our executive officers, professional colleagues, individuals personally known to the members of the Board, and, if deemed necessary or appropriate, third-party executive search firms. As discussed above, the Nominating and Governance Committee will also consider candidates recommended by stockholders. In evaluating candidates, the Nominating and Governance Committee will take into consideration the needs of the Board and the qualifications of the candidates. The Nominating and Governance Committee does not intend to alter the manner in which it evaluates candidates, including the criteria set forth above, based on whether a candidate was recommended by a stockholder of record or not.

Once a person has been identified by the Nominating and Governance Committee as a potential candidate, the Nominating and Governance Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating and Governance Committee determines that the candidate warrants further consideration, the chairman or another member of the Nominating and Governance Committee would contact the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Nominating and Governance Committee requests information from the candidate, reviews the person’s accomplishments and qualifications. Based on its initial evaluation, the Nominating and Governance Committee will determine whether to interview a proposed candidate and, if warranted, will recommend that one or more of its members, other members of the Board, or senior management, as appropriate, may conduct one or more interviews with the candidate. In certain instances, the Nominating and Governance Committee members or other Board members may request a background check, may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. After completing this process, the Nominating and Governance Committee ultimately determines which nominees to submit to the full Board for consideration and approval.

Stockholder Communications with the Board

Any stockholder or interested party who desires to contact our Board, or specific members of our Board, may do so by writing to our Corporate Secretary, CST Brands, Inc., One Valero Way, Building D, Suite 200, San Antonio, Texas 78249 or by calling (210) 692-5000.

CST BRANDS, INC. – Proxy Statement    21

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Board has instructed the Corporate Secretary to review all communications so received and to exercise his discretion not to forward to the Board correspondence that is inappropriate, such as business solicitations, frivolous communications and advertising, routine business matters, personal grievances and threatening, illegal or similarly unsuitable communications. However, any director may at any time request the Corporate Secretary to forward any and all communications received by the Corporate Secretary but not forwarded to the directors.

Code of Business Conduct and Ethics

Our Board has adopted a Code of Business Conduct and Ethics (the “Code of Ethics”) that applies to all directors, officers, and employees. The Code of Ethics is a statement of our high standards for ethical behavior, legal compliance and financial disclosure. A copy of the Code of Ethics is available on our website at http://www.cstbrands.com/en-us/investors under “Corporate Governance” in the “Investors” section. We expect that any amendments to our Code of Ethics, or any waivers of its requirements, will be disclosed on our website within four business days following the date of such amendment or waiver.

Our Board has also adopted a Code of Ethics for Senior Financial Officers that applies to our principal executive officer, principal financial officer, and controller. The code charges these officers with responsibilities regarding honest and ethical conduct, the preparation and quality of the disclosures in documents and reports we file with the SEC, and compliance with applicable laws, rules, and regulations. A copy of our Code of Ethics for Senior Financial Officers is available on our website at http://www.cstbrands.com/en-us/investors under “Corporate Governance” in the “Investors” section.

Information Regarding our Executive Officers

The following table sets forth certain information about our executive officers, as of April 13, 2015:

Name	Age	Position
Kimberly S. Lubel	50	Chief Executive Officer and President
Clayton E. Killinger	54	Executive Vice President and Chief Financial Officer
Stephan F. Motz	56	Executive Vice President and Chief Strategy Officer
Anthony P. Bartys	58	Senior Vice President and Chief Operating Officer
Charles H. Adams	55	Senior Vice President and Chief Marketing Officer
Gérard J. Sonnier	56	Senior Vice President, General Counsel and Corporate Secretary
Tammy V. Floyd	44	Vice President and Controller

Kimberly S. Lubel has served as the Company’s Chief Executive Officer and President since January 2013 and as its Chairman of the Board since November 2012. Ms. Lubel’s biographical information is provided above under the section entitled “Proposal No. 1—Election of Class II Director Nominees.”

Clayton E. Killinger (CPA) has served as the Company’s Executive Vice President and Chief Financial Officer since March 2015. From January 2013 to March 2015, Mr. Killinger served as the Company’s Senior Vice President and Chief Financial Officer. From 2001 until 2013, Mr. Killinger served in various roles at Valero, including as Senior Vice President and Controller from July 2007 until January 2013 and as Vice President and Controller from January 2003 until July 2007. Prior to joining Valero in December 2001, Mr. Killinger was a partner with Arthur Andersen LLP, having joined that firm in 1983. On October 1, 2014, Mr. Killinger was elected to the board of directors of CrossAmerica GP LLC, the general partner of CrossAmerica Partners LP, and on March 26, 2015, Mr. Killinger was elected Chief Financial Officer of CrossAmerica Partners LP.

Stephan F. Motz has served as the Company’s Executive Vice President and Chief Strategy Officer since March 2015. From March 2013 to March 2015, Mr. Motz served as the Company’s Senior Vice President and Chief Development Officer. From 1983 until 2013, Mr. Motz served in various roles at Valero and its predecessor companies, including as Vice President of U.S. Retail Asset Development and Administration from October 2003 until January 2013. On October 1, 2014, Mr. Motz was elected to the board of directors of CrossAmerica GP LLC, the general partner of CrossAmerica Partners LP.

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REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Anthony P. Bartys has served as the Company’s Senior Vice President and Chief Operating Officer since January 2013. From 1991 until 2013, Mr. Bartys served in various roles at Valero and its predecessor companies, including as Vice President of U.S. Retail Operations and Marketing from July 2007 until January 2013.

Charles H. Adams has served as the Company’s Chief Marketing Officer since May 2013 and as its Senior Vice President of Marketing since January 2013. From 1988 until 2013, Mr. Adams served in various roles at Valero and its predecessor companies, including as Vice President of U.S. Retail Merchandising from January 2001 until January 2013.

Gérard J. Sonnier has worked for the Company since February 2014 and has served as the Company’s Senior Vice President, General Counsel and Corporate Secretary since August 2014. From February 2013 to January 2014, Mr. Sonnier served as Vice President and General Counsel at Quanta Services, Inc., from October 2012 to January 2013, he worked as an independent legal consultant, and from March 2001 to September 2012, he served as Assistant General Counsel — Litigation and Chief Foreign Corrupt Practices Act Compliance Officer at Waste Management, Inc. From 1997 to 2001, Mr. Sonnier was with Baker Hughes Incorporated, where he held various positions, including Acting General Counsel and Chief Compliance Counsel from 2000 to 2001.

Tammy V. Floyd (CPA) has served as the Company’s Vice President and Controller since May 2013, after over ten years of service with Valero in various accounting positions. From April 2008 to May 2013, Ms. Floyd served as Vice President of Operations Accounting for Valero. Prior to joining Valero, Ms. Floyd was an Experienced Manager at Arthur Andersen LLP.

CST BRANDS, INC. – Proxy Statement    23

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes the material elements of the compensation decisions with respect to our Chief Executive Officer, Chief Financial Officer, and our three most highly paid executive officers during the 2014 fiscal year, which we collectively refer to herein as our “named executive officers” or “NEOs.” This Compensation Discussion and Analysis also describes the objectives and principles underlying our executive compensation programs, the compensation decisions we have recently made under those programs, and the factors we considered in making those decisions.

24    CST BRANDS, INC. – Proxy Statement

EXECUTIVE COMPENSATION

Named Executive Officers

For the fiscal year ended December 31, 2014, our named executive officers were:

Name	Position
Kimberly S. Lubel	Chief Executive Officer and President
Clayton E. Killinger	Senior Vice President and Chief Financial Officer
Anthony P. Bartys	Senior Vice President and Chief Operating Officer
Stephan F. Motz	Senior Vice President and Chief Development Officer
Charles H. Adams	Senior Vice President and Chief Marketing Officer

Executive Summary

The Company tailors its pay practices to provide incentives for the achievement of operational objectives, to reward executive officers for performance consistent with the Company’s priorities, to attract and retain high-quality talent and to align compensation with the long-term interests of our stockholders. The Company’s compensation programs are also designed to reinforce a culture of teamwork between each of the Company’s Service Center employees and those serving customers in our retail locations so that we can “Delight More Customers Every Day™.” This executive summary provides an overview of our financial performance for the 2014 fiscal year, how such performance affected compensation and certain compensation related governance practices.

2014 Financial Performance

Highlights for the 2014 fiscal year include:

Financial

•     Increased Net Income by 44% to $200 million.

•     Paid $18.8 million in dividends to our stockholders and repurchased 501,750 shares of our common stock under our stock repurchase program for a total of $22 million.

Merchandising

•     Continued focus on our higher margin proprietary food and private label offerings, which outpaced our growth in merchandise sales in terms of revenue (5.4% in 2014 vs. 3.8% in 2013) and improved our gross profit percentage by 0.25% in 2014.

Business Growth

•     Purchased 100% of the membership interests in the General Partner and all of the incentive distribution rights of CrossAmerica Partners LP, effective October 1, 2014.

•     Jointly acquired with CrossAmerica Partners LP the Central New York based retail sites and related fuel distribution assets of Nice N Easy Grocery Shoppes in November 2014 and 22 convenience stores and certain wholesale fuel distribution assets in San Antonio and Austin from Landmark Industries in January 2015.

•     Built 38 New to Industry stores (28 in the U.S. and 10 in Canada).

Operations

•     Aligned operations and reporting of U.S. Retail and Canadian Retail segments.

•     Achieved high level of participation in Corner Store Time, our program to engage employees in the CST Service Centers with those in the retail stores. See “Short-Term Incentive Program; Annual Performance-Based Cash Incentive” on page 31.

CST BRANDS, INC. – Proxy Statement    25

EXECUTIVE COMPENSATION

Governance Highlights Related to Executive Compensation

The Company has adopted several governance practices that we believe reinforce the soundness of our compensation programs:

What We Do		What We Don’t Do

✓	Director Independence. The Compensation Committee is made up entirely of independent directors.	✗	Restrictions on Hedging and Derivative Transactions. The Company prohibits directors and officers from engaging in hedging or derivative transactions involving Company securities.

✓	Performance-Based Annual Incentives. We award annual incentive compensation that is tied to key financial and operational metrics.	✗	No Excise Tax Gross-Up. The Company does not provide tax gross-ups on severance payments in connection with a change in control.

✓

Stock Ownership Guidelines. We require non-employee directors and executive officers to own stock and/or have an interest in restricted stock units (“RSUs”) or similar full valued equity at certain levels.

		✗	No Position-Specific Benefits. The benefits we offer are based on the same eligibility criteria for all of our employees, including executive officers.

✓

Risk Mitigation. Our compensation plans are designed to mitigate risk exposure through caps on the maximum level of short-term incentives, clawback provisions, multiple performance metrics and Board and management processes to identify risk.

		✗	No Stock Options Granted with an Exercise Price Less than Fair Market Value. All stock options are granted with an exercise price at the high and the low price on the date of the grant.

✓	Independent Compensation Consultant. The Compensation Committee retained its own independent executive compensation consultant, Exequity, for 2014.	✗

No Re-Pricing of Underwater Options. Our omnibus incentive plan prohibits the re-pricing of stock options or other downward adjustments in the option price of previously granted stock options except in connection with corporate transactions.

Compensation Philosophy and Practices

We design our executive compensation program to drive the creation of long-term stockholder value and deliver strong financial and operational results. We do this by tying compensation to the achievement of performance goals that promote sustainable growth and by designing compensation to attract, retain, and motivate high-quality employees.

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EXECUTIVE COMPENSATION

To achieve our objectives, we implement our compensation philosophy through the following guiding principles:

Pay for Performance

Provide a strong relationship of pay to performance through:

•       Annual performance-based incentives that are tied to the achievement of financial or operational performance metrics and each executive’s participation in Corner Store Time

•       Long-term equity awards that deliver value based on stock price performance

Competitive Compensation Levels

Provide compensation opportunities at a level and with practices that are competitive with our peers.

•       Total targeted compensation levels are guided by the median levels of our selected peer companies

•       Compensation levels and practices at peer companies are an important factor in making compensation decisions

•       Competitive compensation helps retain employees and encourages management continuity

Compensation Mix

Provide a mix of variable and fixed compensation that:

•       Motivates performance by rewarding individual and Company performance

•       Is weighted toward variable performance-based compensation for our senior executive officers

•       Uses base salary, short-term (performance-based annual cash awards) and long-term (time-vested equity awards) compensation to appropriately balance incentives for both short-term and long-term performance

Alignment of Stockholder Interests

Align the interests of our executive officers with those of our stockholders through:

•       Long-term equity awards, which are linked to stock price performance

•       Stock ownership guidelines that require our executive officers to hold a meaningful financial stake in the Company

Compensation Decision Making Process

Role of the Compensation Committee

The Compensation Committee is responsible for monitoring the performance and compensation of our NEOs, reviewing compensation plans and administering our incentive programs.

The Compensation Committee works closely with its independent compensation consultant and meets regularly, including in executive session without management present, to make decisions on our executive compensation program and on the compensation of our Chief Executive Officer and other executives. The Compensation Committee reviews a variety of market data and information, including information regarding the Company and our peer group (which represents direct convenience retail peers, quick service restaurants, and small box retailers), as well as general industry compensation information, and considers the recommendations of its independent compensation consultant when making compensation decisions. When making determinations with respect to our Chief Executive Officer’s compensation, the Compensation Committee reviews and discusses the Board’s evaluation of our Chief Executive Officer and makes preliminary determinations about her base salary, short-term incentive compensation and long-term incentive compensation. The Compensation Committee then presents its recommendations to the Board and the Board discusses, modifies and approves, as appropriate, our Chief Executive Officer’s compensation. Neither our Chief Executive Officer, nor any other executive officer, is involved in recommending or determining the compensation of our Chief Executive Officer.

CST BRANDS, INC. – Proxy Statement    27

EXECUTIVE COMPENSATION

Role of the Compensation Consultant

The Compensation Committee retained Exequity LLP (“Exequity”) to serve as its independent executive compensation consultant for the 2014 fiscal year. During 2014, Exequity’s executive officer and director compensation consulting services included:

•	assistance with the determination of appropriate peer and comparator companies for benchmarking executive pay and monitoring the Company’s performance;

•	assistance with the determination of our overall executive compensation philosophy in light of the Company’s business strategy and market considerations;

•	competitive pay assessment of target and actual total direct compensation for executive officers, with separate analyses of base salary, short-term incentive compensation and long-term compensation;

•	competitive pay assessment of director compensation;

•	assessment of, and recommendation of enhancements to, our short-term incentive program with respect to both financial and operational performance metrics;

•

assessment of, and recommendation of enhancements to, our long-term incentive program strategy, including the appropriate mix of equity incentive vehicles, and assistance with the determination of competitive equity grant guidelines consistent with our overall pay philosophy;

•	assessment of, and recommendation of enhancements to, our severance arrangements in light of our overall compensation philosophy and market considerations;

•	updates on trends and developments in executive compensation and new regulatory issues; and

•	assistance with proxy statement disclosures.

The Compensation Committee has analyzed whether the work of Exequity as a compensation consultant has raised any conflict of interest, taking into consideration the following factors: (i) the provision of other services to the Company by Exequity; (ii) the amount of fees received from the Company by Exequity, as a percentage of the total revenue of Exequity; (iii) the policies and procedures of Exequity that are designed to prevent conflicts of interest; (iv) any business or personal relationship of the Exequity consultant with a member of the Compensation Committee; (v) any stock of the Company owned by the Exequity consultant; and (vi) any business or personal relationship of the Exequity consultant or Exequity with an executive officer of the Company. After considering the foregoing factors, the Compensation Committee determined that the work of Exequity with the Compensation Committee during the 2014 fiscal year did not raise any conflicts of interest affecting Exequity’s independence.

Role of Management

When making executive compensation decisions, the Compensation Committee considers recommendations from our Chief Executive Officer, who reviews the individual performance of the NEOs (other than herself) as well as market data and makes recommendations to the Compensation Committee on NEO compensation. The Compensation Committee reviews, discusses, modifies and approves, as appropriate, such compensation recommendations with its independent compensation consultant in executive session without any members of management present, including our Chief Executive Officer.

Role of Shareholder Say-on-Pay

We believe that our pay-for-performance philosophy with respect to our executive compensation program was an important driver of our success, and we are proud that our shareholders expressed confidence in this program, with over 98% of stockholder votes cast in favor of our say-on-pay proposal at our 2014 annual meeting. While the Committee believes that this is an overall endorsement by our shareholders of our approach to executive compensation and did not make any material changes to its approach in 2014, we remain open to shareholder feedback of our compensation programs.

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Peers and Benchmarking

Prior to setting compensation levels for the 2014 fiscal year, the Compensation Committee reviewed a competitive analysis performed by Exequity on total direct compensation targets for our NEOs, including base salaries, short-term incentive targets, and long-term incentive grants. The mix of cash and equity, as well as short-term and long-term allocations of compensation, was considered in this benchmarking process.

The following 18 companies were used as a peer group for purposes of targeting the competitiveness of compensation for our NEOs:

Alimentation Couche-Tard Inc.	Dollar General Corporation	Officemax, Inc.
AutoZone, Inc.	Dollar Tree, Inc.	Panera Bread Company
Brinker International, Inc.	Family Dollar Stores, Inc.	The Pantry, Inc.
Burger King Worldwide, Inc.	Genuine Parts Company	Staples, Inc.
Caseys General Stores, Inc.	Jack In The Box, Inc.	Susser Holdings Corporation
Core-Mark Holding Company, Inc.	Office Depot, Inc.	Wendy’s Company

Exequity provided the Compensation Committee with a statistical analysis of compensation data for the companies listed above to consider in its determination of individual NEO pay levels. The companies in the peer group are companies in the convenience retail, quick-serve restaurant, and small box retail industries with similar operations, revenues and market capitalization and with whom we believe we compete for executive talent. Peer group determination was based on a comparative review of annual revenues and market capitalization, and our peer group generally consists of similarly sized companies within CST Brands’ industry and in similar industries. Two companies, Alimentation Couche-Tard, Inc. and Susser Holdings Corporation, were outside of the revenue range that was considered, but we included them in our peer group because they are our direct competitors. The inclusion of quick-serve restaurants reflects the Company’s focus on expanding its offering to prepared foods. Quick-serve restaurants tend to have lower revenues than convenience retailers due to the lack of fuel sales, but have a higher market capitalization as a ratio to revenue. At the time of the analysis, CST Brands’ revenue was $13.1 billion and our market capitalization was $2.5 billion. Our peer group had median revenues of $7.4 billion and a median market capitalization of $4.0 billion. We believe that the Company’s business size falls within a reasonable range of the median of the peer group.

Elements of Executive Compensation

Overview

The core elements of total direct compensation for our NEOs are base salary, short-term incentives (in the form of annual performance-based cash incentives) and long-term incentives (in the form of time-vested equity awards).

The Compensation Committee has implemented a multi-year strategy to align the total direct compensation of our NEOs with our peer group. In 2013, our focus was on bringing base salary and short-term incentive compensation in closer alignment with our peer group. In 2014, our focus was on improving total compensation opportunities and refining the weighting of the element mix, among base pay, short-term incentives and long-term incentives, in each case to be more in line with our peer group. In 2015 and beyond, the Compensation Committee intends to focus on monitoring and adjusting compensation based on the Company’s financial position and performance, while considering market practices, including those of our peer group.

The Compensation Committee generally targets total direct compensation (base salary, short-term incentives and long-term incentives) at the 50th percentile of the Company’s peer group because the Compensation Committee believes it is a fair and competitive starting point to attract and retain critical executive talent. The Compensation Committee reviews each executive officer’s total direct compensation for alignment with the Company’s peer group and our compensation philosophy. However, the Compensation Committee does not determine the level of total direct compensation based exclusively on a comparative analysis against the Company’s peer group. The Compensation Committee also considers other factors, including internal pay equity and consistency, the executive officer’s job responsibilities, management experience, individual contributions, number of years in his or her position, and recent compensation adjustments (with no particular weighting assigned to any of these factors).

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The Compensation Committee’s emphasis on variable or “at risk” components of incentive pay results in actual compensation ranging below or above the median based on the achievement of the objectives established in the Company’s short-term and long-term incentive programs and changes in the value of the Company’s stock. Retirement and health and welfare benefits provided to our NEOs are designed to be consistent in value and, to a lesser degree, aligned with benefits offered by companies with whom we compete for talent.

The Compensation Committee has not adopted any formal or informal policies or guidelines for allocating compensation among base salary, short-term incentive compensation and long-term incentive compensation, between cash and non-cash compensation, or among different forms of non-cash compensation. While the Compensation Committee believes that each compensation component should be considered separately and that payments or awards derived from one component should not negate or reduce payments or awards derived from other components, the components are considered and weighted within the context of each executive officer’s total compensation. We evaluate our compensation program on an ongoing basis and adapt the program, as necessary, to ensure continued alignment between long-term Company performance and executive compensation.

2014 Target Total Direct Compensation Mix

The following table sets forth the core elements of total direct compensation targets for the 2014 fiscal year for our named executive officers.

Name	Base Salary	Short-Term Incentive Target (as a Percentage of Base Salary)	Short-Term Incentive Target Value	Long-Term Incentive Grant Value Target (as a Percentage of Base Salary	Long-Term Incentive Grant Value Target	Total Direct Compensation Target
Kimberly S. Lubel	$900,000	115%	$1,035,000	285%	$2,565,000	$4,500,000
Clayton E. Killinger	$590,000	75%	$442,500	200%	$1,180,000	$2,212,500
Anthony P. Bartys	$440,000	65%	$286,000	145%	$638,000	$1,364,000
Stephan F. Motz	$380,000	65%	$247,000	145%	$551,000	$1,178,000
Charles H. Adams	$380,000	65%	$247,000	145%	$551,000	$1,178,000

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The following charts show the percentage of each element of the 2014 total direct compensation target for our Chief Executive Officer and the other NEOs. In 2014, the Company more closely aligned the total direct compensation targets for our NEOs with the practices of our peer group and increased the proportion coming from long-term incentive grant targets. As a result, 80% of our Chief Executive Officer’s total direct compensation target was “at-risk” (compared to a weighted average of 70% for the other NEOs), of which 57% was in the form of long-term equity compensation (compared to a weighted average of 49% for the other NEOs).

The total aggregate direct compensation targets for our NEOs in 2014 were 97% of our peer group median on a dollar value basis (i.e., 3% below the median).

Base Salary

Base salary is an important element of compensation for all Company employees, helping to maintain our ability to recruit and retain exceptional talent. Base salaries are targeted at median market levels, and represent a smaller percentage of total pay for top executive officers than for other employees. Base salaries are reviewed and established annually, upon promotion, or following a change in job responsibilities and are based on market data, internal pay equity and each executive officer’s level of responsibility, experience, expertise and performance.

The Compensation Committee approved the following NEO salary increases for the 2014 fiscal year:

Name	2013 Annual Base Salary	2014 Annual Base Salary	% Increase
Kimberly S. Lubel	$900,000	$900,000	0.0%
Clayton E. Killinger	$575,000	$590,000	2.6%
Anthony P. Bartys	$425,000	$440,000	3.5%
Stephan F. Motz	$330,000	$380,000	15.2%
Charles H. Adams	$330,000	$380,000	15.2%

Short-Term Incentive Program: Annual Performance-Based Cash Incentive

Our short-term incentive program is one of the key components of the “at-risk” compensation we offer to our executives. We utilize an annual performance-based cash incentive plan to reward short-term performance achievements. Such plan is also intended to motivate and reward our executives for their contributions toward meeting longer-term corporate financial and strategic goals and to align the interests of such executives with those of our stockholders.

In developing our short-term incentive program, the Compensation Committee first sets quantitative performance goals that encourage our executive officers to focus on priorities that are directly tied to our business strategy. The Compensation

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EXECUTIVE COMPENSATION

Committee then establishes annual cash incentive targets based upon a number of factors, including a study of the short-term incentive pay practices of our peer group and our Chief Executive Officer’s qualitative assessment.

In February 2014, the Compensation Committee approved the following performance metrics (including minimum, target and maximum levels) for our 2014 annual short-term incentive plan (the “2014 STI Plan”): (i) actual adjusted net income versus established budget net income; (ii) same store merchandise gross profit growth; (iii) new to industry builds; and (iv) individual participation in the Corner Store Time Program. The Compensation Committee chose an array of performance metrics because it believed that no single metric would be sufficient to ensure well-rounded and balanced performance by our executives. The Compensation Committee also believed that these performance metrics would increase stockholder value if achieved, with target and higher goals set at challenging, yet reasonable levels. The following table describes each performance metric, the percentage of the aggregate short-term incentive attributable to each performance metric and the reason for its inclusion in the 2014 STI Plan.

2014 Performance Metrics	% Weight	Why Performance Metric Is Used	Payout Range

Adjusted Net Income vs. Established Budget	50%

This is a measure of how well the Company is performing overall against its established goals, representing a holistic view of the Company’s strategy. This performance metric is also a key driver of stockholder return over time.

			0 – 200%

Same Store Merchandise Gross Profit Growth	30%

Same store merchandise growth measures the profitability of the Company’s core asset base. A major strategic goal of the Company is to increase its food and merchandise margins through enhanced proprietary food and private label programs and an expanded selection of store merchandise, including food, beverage and snack categories. We believe these efforts will help to substantially increase the number of customers that visit our stores and support achievement of our net income goal.

			0 – 200%

New to Industry (NTI) Builds	10%

NTI builds are an important component of the Company’s long-term growth strategy and culture. Recent NTIs are spacious and aesthetically pleasing, which we believe is more conducive to food service and other services, and permit us to maximize our operational, marketing and branding focus. Further, our NTIs have historically produced higher profits than existing stores, supporting our other performance metrics.

			0 – 100%

Participation in Corner Store Time Program	10%

Our Corner Store Time Program, implemented in 2013, connects our service center employees to the Company’s core business of operating convenience retail stores. We believe that the Corner Store Time Program not only lets our service center employees gain a better understanding of how our convenience retail stores operate, but also allows for an open channel of communications to gather the innovative ideas of our store employees that can then be implemented throughout our retail network. All team members are required to complete a minimum number of six-hour shifts (five for executive officers and two for all other team members).

			0 – 100%

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Targets and Payouts Under the 2014 STI Plan

The target for each executive officer’s short-term incentive award for the 2014 fiscal year, expressed both as a percentage of annual base salary and as a total dollar amount, is shown in the table below. The Compensation Committee establishes annual cash incentive targets, as a percentage of base salary, based upon a study of the short-term incentive pay practices of our peer group, as well as additional factors such as each executive officer’s experience and contribution to the Company’s success, and internal pay equity. The maximum STI award payable to our executive officers, based on the quantitative company performance metrics under the 2014 STI Plan, was 180% of their respective STI targets and, if the 2014 STI Plan pool referenced below was not funded, the minimum STI award payable to our NEOs would be zero.

Name	Short-Term Incentive Target (as a Percentage of Base Salary)	Short-Term Incentive Target Value
Kimberly S. Lubel	115%	$1,035,000
Clayton E. Killinger	75%	$442,500
Anthony P. Bartys	65%	$286,000
Stephan F. Motz	65%	$247,000
Charles H. Adams	65%	$247,000

2014 Performance Metric Target and Results

In 2014, the Company outperformed on the adjusted net income performance metric and made progress towards achieving its same store merchandise gross profit growth objective. In addition, the Company built a record 38 new to industry stores and each of the NEOs fully satisfied his or her Corner Store Time participation requirement. The following table details the minimum, target and maximum performance level targets and results achieved for each of the Company’s performance metrics.

Performance Metric (target percentage weighting)	Minimum	Target	Maximum	Achieved in 2014	STI Percent Earned
Financial Performance Goals (80%)
I. Adjusted Net income (in US$ millions)(50%)(1)	$112	$149	$186	$211	100%
II. Same store merchandise gross profit growth (30%)(2)	0.0%	2.0%	5.0%	0.97%	20%
Non-Financial Performance Goals (20%)
III. New to industry (NTI) builds(10%)(3)	31	38	38	38	10%
IV. Individual Corner Store Time Participation (# of shifts) (10%)	5	5	5	5	10%
Total					140%

(1)

Net Income, as reported in our audited financial statements included in our Annual Report on Form 10-K for year ended December 31, 2014, was adjusted to account for the after tax impact of foreign exchange movements and unbudgeted acquisition-related charges. See the “CST Brands Consolidated and Combined Statements of Income” of our Annual Report on Form 10-K for the year ended December 31, 2014 for Net Income and the amount of foreign exchange movements and acquisition-related charges.

(2)

Merchandise gross profit was calculated using a weighted average for the period, with the Company’s Retail-US segment weighted at 83% and the Company’s Retail-Canada segment weighted at 17% (using the same store sales numbers included in reports filed with the SEC).

(3)

If 30 or fewer NTIs were built in 2014, then no STI amount would have been earned for this performance metric. 38 NTIs were built in 2014 (28 in the U.S. and 10 in Canada), equaling our target, and therefore 100% of the targeted incentive amount was earned. No additional incentive amount would have been earned if more than 38 NTIs were built in 2014.

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Funding for the 2014 STI Plan pool was subject to a minimum operating income of $129.3 million for the 2014 fiscal year which, when met, still permitted the Compensation Committee to exercise downward discretion to reduce the final short-term incentive amounts based upon the Company’s performance and the Compensation Committee’s assessment of each NEO’s individual performance.

Overall performance for the 2014 fiscal year, measured using the performance metrics described above, was 140% of the target performance metrics set by the Compensation Committee. Accordingly, the Compensation Committee set the following final annual STI award amounts for our NEOs:

Name	Actual Short-Term Incentive Award	Actual Short-Term Incentive Award (as a Percentage of Target)
Kimberly S. Lubel	$1,449,000	140%
Clayton E. Killinger	$619,500	140%
Anthony P. Bartys	$400,400	140%
Stephan F. Motz	$345,800	140%
Charles H. Adams	$345,800	140%

Long-Term Incentive Program: Time-Vested Equity Awards

Our long-term incentive program is another key component of our “at-risk” compensation package and is intended to reward longer-term performance and to help align the interests of our executive officers with those of our stockholders. We believe that long-term performance is achieved through an ownership culture that rewards the performance of our executive officers through the use of equity incentives and that a considerable portion of the compensation of our NEOs should be tied to the Company’s stock price performance.

The Compensation Committee establishes long-term equity incentive award targets for our NEOs, as a percentage of base salary, based upon a study of the long-term incentive pay practices of our peer group. The Compensation Committee makes individualized determinations of award targets based on additional factors such as each executive officer’s experience and contribution to the Company’s success and internal pay equity. In 2014, the long-term incentive program for our NEOs was comprised of 50% stock options and 50% RSUs. The Compensation Committee chose these forms of equity and weightings because it believes this mix of equity vehicles strikes the appropriate balance between rewarding increases in the market value of our common stock and incentivizing employee retention. The Compensation Committee believes that stock options motivate performance because their value is solely tied to appreciation in the Company’s stock price, aligning executive interests with stockholder value creation. The Compensation Committee believes that RSUs create an “owner” focus for our NEOs and serve as a retention tool to ensure continuity and engagement of leadership. Stock options and RSUs generally vest in equal annual installments over a period of three years from the date of grant.

In accordance with our standard practice, long-term incentive grants are discussed and approved each year during the Compensation Committee’s March meeting. In the case of new hires, long-term incentive grants are typically granted on the commencement date of employment or the date of Committee approval.

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2014 Long-Term Equity Incentive Award Targets

The following table details the long-term equity incentive award grants for our NEOs for the 2014 fiscal year.

		Stock Options		Restricted Stock Units		Aggregate Grant Date Fair Value of Long-Term Incentive Awards
Name	Long-Term Incentive Target (as a Percentage of Base Salary)	Number of Shares Underlying Stock Options	Grant Date Fair Value	Number of Units	Grant Date Fair Value
Kimberly S. Lubel	285%	108,780	$1,282,516	41,046	$1,282,482	$2,564,998
Clayton E. Killinger	200%	50,043	$590,007	18,882	$589,968	$1,179,975
Anthony P. Bartys	145%	27,057	$319,002	10,209	$318,980	$637,982
Stephan F. Motz	145%	23,367	$275,497	8,817	$275,487	$550,984
Charles H. Adams	145%	23,367	$275,497	8,817	$275,487	$550,984

The number of stock options and RSUs awarded during 2014 to each NEO was determined by dividing the aggregate grant date fair value of each award approved by the Compensation Committee at its March 2014 meeting for each NEO relative to each form of equity (50% stock options and 50% RSUs). We have elected to use the Black-Scholes option pricing model, which incorporates various assumptions, including volatility, expected term, and risk-free interest rates, to establish the per share grant date fair value of our stock options. The per unit grant date fair value of our RSUs is based on the mean of the stock’s high and low prices on the date of grant (or the following business day, if the markets are closed on the date of grant or sales are not reported on the date of grant).

Other Benefits

As a benefit to Company employees, the Company has established the CST Brands Savings Plan, which is a qualified “Safe Harbor” 401(k) retirement plan. Under the plan, subject to certain limitations, the Company offers employees matching 401(k) contributions and the opportunity to participate in the Company’s profit-sharing plan. All contributions made under the Company’s 401(k) plan, other than contributions made under the profit-sharing plan, are 100% vested at all times. Company contributions made to employees under the profit-sharing plan are at the discretion of the Company and will be 100% vested after three years of employment with the Company.

The Company has also established the CST Brands Excess Savings Plan (the “Excess Savings Plan”), which is a non-qualified deferred compensation program that provides benefits to Company employees whose annual additions to the Company’s qualified 401(k) plan are subject to regulatory limitations. All balances under the Excess Savings Plan are maintained in the books and records of the Company and earnings are credited to a participant’s accumulated savings account under the plan in an amount equal to the prime rate as quoted in the Wall Street Journal on January 1 of the then current year, plus 1%. As with our “Safe Harbor” 401(k) retirement plan, participants are 100% vested at all times in any Company contributions credited to their Excess Savings Plan accounts.

Our NEOs receive the same benefits as those generally available to other employees in the Company. Both Company subsidized and voluntary benefit programs are provided and include medical, dental, vision, life insurance and disability coverage.

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Other Compensation Policies and Practices

Stock Ownership Guidelines

We place a premium on aligning the interests of our executive officers and non-employee directors with those of our stockholders. Our stock ownership guidelines require our executive officers and non-employee directors to own stock and/or have an interest in RSUs or similar full valued equity. The guidelines establish the following target ownership levels:

Participant	Target Ownership Level
Chief Executive Officer	5x Base Salary
All Other Named Executive Officers	2x Base Salary
Non-Employee Directors	3x Annual Cash Retainer

Shares counted toward the guidelines include: (i) shares of stock owned individually or jointly, or in trusts controlled by the executive officer or director; (ii) restricted stock and RSUs; and (iii) shares owned in a company-sponsored retirement plan. Shares that do not count toward the guidelines include unexercised stock options and unvested or unpaid performance shares.

Stock ownership is evaluated on a quarterly basis. If a director or executive officer does not meet his or her target ownership level under these guidelines as of the quarterly evaluation, the director or officer will be required to hold 50% of any shares of the Company’s common stock received upon (i) the vesting of restricted stock and RSUs and (ii) the exercise of stock options (net of any shares utilized to pay for the exercise price and tax withholding).

As of March 31, 2015, each of the named executive officers and non-employee directors has met his or her respective target ownership level under the stock ownership guidelines.

The full text of the Company’s stock ownership and retention guidelines is included in the Company’s Corporate Governance Guidelines, which are available on the Company’s website at http://www.cstbrands.com/en-us/investors under “Corporate Governance” in the “Investor Relations” section.

Anti-Hedging Policy

As part of our Corporate Governance Guidelines our directors and executive officers are prohibited from engaging in short sales and transactions in derivatives with respect to Company securities, including hedging transactions. Our Corporate Governance Guidelines do not prohibit pledges of Company securities but require that pledges of Company securities be approved by our Chief Executive Officer (who must receive pre-approval from the Compensation Committee). Compliance with these policies is monitored by the Compensation Committee.

Clawback Policy

The Company has adopted a “clawback” policy that applies to any bonuses and other incentive compensation (whether cash or equity) awarded to the Company’s executive officers. This policy provides that in the event of a material restatement of the Company’s financial results due to material noncompliance with certain financial reporting requirements, the Board will review all such incentive compensation and if such incentive compensation would have been lower had it been calculated based on the restated results, the Board will (to the extent permitted by law and as appropriate under the circumstances) seek to recover all or a portion of such incentive compensation, subject to a three-year look back period. The SEC is expected to issue rules regarding the development and implementation of clawback policies, but has not yet done so. Once the SEC issues final rules regarding clawback policies, we intend to review and, if necessary, amend our policy to comply with such regulations.

The clawback policy operates in addition to provisions already contained in our Amended and Restated 2013 Omnibus Stock and Incentive Plan (the “2013 Omnibus Plan”) pursuant to which unvested awards will automatically lapse and be forfeited, and vested but unexercised awards will automatically lapse and be forfeited, if the recipient is terminated for cause, including acts of misconduct, embezzlement, fraud, theft or disclosure of confidential information, or is convicted of a felony involving moral turpitude.

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Separation Agreements

In 2014, the Company entered into separation agreements with each of its executive officers, including its NEOs, for the purpose of retaining such executive officer’s services. The separation agreements are intended to ensure that our executives are motivated primarily by the needs of the business, rather than circumstances outside the ordinary course of business, that is, circumstances that might lead to a change in control of the Company or otherwise lead to the involuntary termination without cause of an executive’s employment. This is generally achieved by assuring our NEOs that they will receive a level of continued compensation if their employment is adversely affected in such circumstances, subject to certain conditions. We believe that these severance benefits help ensure that affected executives act in the best interests of our stockholders, even if such actions are otherwise contrary to their personal interests. Accordingly, we set the level and terms of these benefits in a way that we believe is necessary to obtain the desired results. The level of benefit and rights to benefits are determined by the type of termination event, as described below. These benefits are generally in line with current market practices and are particularly important as we do not maintain employment agreements with our NEOs.

Under the separation agreements, if an executive officer’s employment is terminated without cause or by good reason in connection with, or within 24 months after, a change in control, then such executive officer will receive certain severance payments and continued benefits. If an executive officer is terminated involuntarily, other than in connection with a change in control, then such executive officer will receive a reduced level of severance payments and continued benefits. Payments and benefits provided under the Separation Agreements are conditioned upon the executive officer releasing any claims he or she has against the Company and agreeing to certain non-competition and non-solicitation restrictions. We believe these severance payments and benefits are generally in line with current market practices. For a more complete discussion regarding the separation agreements, please see the section below entitled “Potential Payments Upon Termination or Change in Control” beginning on page 42.

Statutory and Regulatory Considerations

In designing our compensation programs, we take into account the various tax, accounting and disclosure rules associated with various forms of compensation. The Compensation Committee also reviews and considers the deductibility of executive officer compensation under section 162(m) of the Code and designs its deferred compensation programs with the intent that they comply with section 409A of the Code. The Compensation Committee generally seeks to preserve tax deductions for executive officer compensation. Nonetheless, the Compensation Committee has awarded and may in the future award compensation that is not fully tax deductible when it believes such grants are in the best interests of our stockholders.

Risk Assessment

The Company and the Compensation Committee have conducted a risk assessment of the Company’s compensation policies and practices in response to public and regulatory concerns about the link between incentive compensation and excessive risk taking by companies. The Company’s compensation policies and practices were evaluated to ensure that they do not foster risk-taking above the acceptable level of risk associated with the Company’s business. The Company and the Compensation Committee concluded that our compensation program does not motivate imprudent risk-taking. In this regard, the Compensation Committee believes that:

•	the Company’s annual incentive compensation is based on performance metrics that promote a disciplined approach towards the long-term goals of the Company;

•	the Company does not offer significant short-term incentives that might drive high-risk investments at the expense of the long-term value of the Company;

•

the Company’s compensation programs are weighted towards offering long-term incentives that reward sustainable performance, in particular given the Company’s stock ownership guidelines for executive officers;

•

the Company’s compensation awards are capped at reasonable levels, as determined by a review of the Company’s financial position and prospects, as well as the compensation offered by companies in our industry; and

•	the Board’s high level of involvement in approving material investments and capital expenditures helps avoid imprudent risk-taking.

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Compensation Decisions for 2015

In September 2014, the Compensation Committee reviewed the appropriateness of the Company’s peer group based on analyses performed by Exequity. As a result of this review, for fiscal year 2015, Murphy USA, Inc. was added to our peer group and, due to its acquisition by Office Depot, Inc., OfficeMax, Inc. was removed from our peer group.

Before setting fiscal year 2015 total direct compensation targets for our NEOs, the Compensation Committee also reviewed Exequity’s competitive assessment of total target compensation relative to our modified peer group. In a continued effort to move salaries closer to the median of our peer group, in December 2014, the Compensation Committee approved increases to the base salaries of our NEOs. Effective as of December 22, 2014, Ms. Lubel’s base salary is $1 million, Mr. Bartys’ base salary is $455,000, and Mr. Adams’ base salary is $400,000. From December 22, 2014 to March 31, 2015, Mr. Killinger’s base salary was $610,000 and, effective as of April 1, 2015, Mr. Killinger’s base salary is $640,500. From December 22, 2014 to March 31, 2015, Mr. Motz’s base salary was $400,000, and effective as of April 1, 2015, Mr. Motz’s base salary is $430,000. In 2015, short-term incentive targets, as a percent of base salary, will remain the same for Ms. Lubel, Mr. Killinger, Mr. Bartys and Mr. Adams; long-term incentive grant value targets, as a percent of base salary, will remain the same for Ms. Lubel, Mr. Bartys and Mr. Adams; for Mr. Killinger, long-term incentive grant values target, as a percent of base salary, will increase to 220%; and Mr. Motz’s short-term incentive target and long-term incentive grant value target, as a percent of base salary, will increase to 75% and 220%, respectively. These compensation adjustments for 2015 have resulted in total direct compensation targets for our NEOs that are approximately 103% of our peer group median (i.e., 3% above the median).

At a meeting held on March 3, 2015, the Board, based on the recommendation of the Compensation Committee, approved the award targets and performance metrics for the Company’s short-term incentive program for fiscal year 2015. The Compensation Committee retained its existing award targets under the short-term incentive plan for fiscal year 2015, as a specified percentage of his or her base salary, for each of our NEOs:

Name	Short-Term Incentive Target (as a Percentage of Base Salary)
Kimberly S. Lubel	115%
Clayton E. Killinger	75%
Stephan F. Motz	75%
Anthony P. Bartys	65%
Stephan F. Motz	65%
Charles H. Adams	65%

The Board also set the following performance metrics to be considered for incentive awards under the short-term incentive plan for fiscal year 2015:

•	Adjusted Consolidated EBITDA vs. Established Budget;

•	Total Merchandise Gross Profit vs. Established Budget;

•	Individual Participation Corner Store Time; and

•	Distributions per Unit of CrossAmerica Partners LP.

As determined by the Compensation Committee, each of these performance metrics has a threshold, target and maximum level for the performance year. The maximum incentive award payable to our executive officers under the short-term incentive plan for fiscal year 2015, based on the performance metrics described above, is 190% of their respective incentive award targets. In addition to the quantitative performance metrics described above, the Compensation Committee will perform a qualitative review of individual performance, pursuant to which the committee could adjust the short-term incentive award amount.

38    CST BRANDS, INC. – Proxy Statement

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides information concerning the compensation of our NEOs during the fiscal years ended December 31, 2014 and 2013.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)(3)	Options Awards ($)(2)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)(6)(7)	All Other Compensation ($)(8)	Total ($)
Kimberly S. Lubel	2014	851,755	–	1,282,482	1,282,516	1,449,000	24,456	27,025	4,917,234
Chief Executive Officer and President	2013	600,000	–	2,078,912	583,000	1,686,672	18,490	10,950	4,978,024
Clayton E. Killinger	2014	558,372	–	589,968	590,007	619,500	12,298	26,781	2,396,926
Senior Vice President and Chief Financial Officer(9)	2013	383,536	–	1,122,140	291,500	709,000	8,541	10,787	2,525,504
Anthony P. Bartys	2014	416,414	–	318,980	319,002	400,400	6,486	24,636	1,485,918
Senior Vice President and Chief Operating Officer	2013	283,536	–	236,240	233,200	440,000	5,391	9,357	1,207,725
Stephan F. Motz	2014	359,630	–	275,487	275,497	345,800	4,108	24,596	1,285,118
Senior Vice President and Chief Development Officer(10)	2013	220,677	–	177,180	174,900	357,000	2,877	9,331	941,965
Charles H. Adams	2014	359,630	–	275,487	275,497	345,800	4,089	23,288	1,283,791
Senior Vice President and Chief Marketing Officer	2013	220,677	–	177,180	174,900	357,000	2,452	8,459	940,668

(1)	2013 salaries reflect only the portion of the year following the Company’s spin-off from Valero Energy Corporation.

(2)

The amounts shown represent the grant date fair value of awards for each of the fiscal years shown computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation. See note 17 of the notes of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC for a discussion of all assumptions made in the calculation of this amount.

(3)	See the Grants of Plan-Based Awards table for more information regarding RSUs awarded in 2013.

(4)

See the Grants of Plan-Based Awards table for more information on stock options granted in 2013. For information about valuation assumptions for the 2014 stock option grants, refer to the footnotes in the Grants of Plan-Based Awards table.

(5)	The amounts in this column represent cash payment earned under the 2013 and 2014 short-term incentive programs.

(6)	The amounts in this column represent the change in value in the Excess Savings Plan during this fiscal year. See the Non-Qualified Deferred Compensation table for additional information.

(7)	The Company does not sponsor any pension benefit plans and none of the Company’s NEOs contribute to such a plan.

(8)	The amounts listed as “All Other Compensation” for 2014 are composed of these items:

All Other Compensation	Lubel	Killinger	Bartys	Motz	Adams
Savings Plan Company Matching Contributions	$10,400	$10,400	$10,400	$10,400	$10,400
Savings Plan Profit Sharing Contributions	10,400	10,400	10,400	10,400	10,400
Premiums for individual disability insurance	2,975	3,381	1,886	1,846	538
Premiums for personal liability insurance	3,250	2,600	1,950	1,950	1,950
Total All Other Compensation	$27,025	$26,781	$24,636	$24,596	$23,288

(9)	Mr. Killinger was appointed the Company’s Executive Vice President and Chief Executive Officer in March 2015.

(10)	Mr. Motz was appointed the Company’s Executive Vice President and Chief Strategy Officer in March 2015.

CST BRANDS, INC. – Proxy Statement    39

EXECUTIVE COMPENSATION

Grants of Plan-Based Awards

The following table provides information concerning grants of plan-based awards made to our NEOs during the fiscal year ended December 31, 2014.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Kimberly S. Lubel	–	10,350	1,035,000	5,160,000
	03/10/2014				41,046	(4)				1,282,482
	03/10/2014						108,780	(5)	31.245	1,282,516
Clayton E. Killinger	–	4,425	442,500	3,225,000
	03/10/2014				18,882	(4)				589,968
	03/10/2014						50,043	(5)	31.245	590,007
Anthony P. Bartys	–	2,860	286,000	1,935,000
	03/10/2014				10,209	(4)				318,980
	03/10/2014						27,057	(5)	31.245	319,002
Stephan F. Motz	–	2,470	247,000	1,290,000
	03/10/2014				8,817	(4)				275,487
	03/10/2014						23,367	(5)	31.245	275,497
Charles H. Adams	–	2,470	247,000	1,290,000
	03/10/2014				8,817	(4)				275,487
	03/10/2014						23,367	(5)	31.245	275,497

(1)

The amounts in these columns represent the potential payouts under the 2014 STI Plan, which were earned based on performance for the 2014 fiscal year. The threshold payout is the minimum amount payable (assuming the 2014 STI Plan pool is funded), the target payout represents the amount payable for achieving the target level of performance, and the maximum payout represents the maximum amount payable, which is individually capped based on each NEO’s allocation of the STI funding pool.

(2)

The exercise price is the mean of the high and low reported sales price per share on the NYSE of the Company’s common stock on the date of grant. Under the 2013 Omnibus Plan, the exercise price for all options granted under the plan cannot be less than the mean of the high and low reported sales price per share on the NYSE of the Company’s common stock on the date of grant.

(3)

The amounts shown represent the grant date fair value of awards for each of the fiscal years shown computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation. See note 17 of the notes of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC for a discussion of all assumptions made in the calculation of this amount.

(4)

Represents an award of RSUs under the Company’s long-term incentive program. These RSUs vest in one-third (1/3) increments each year for three (3) years on the anniversary of the grant date. Dividend equivalent payments on RSUs are paid as and when dividends are declared and paid on the Company’s outstanding common stock.

(5)

Represents an award of non-qualified stock options under the Company’s long-term incentive program. These non-qualified stock options vest in one-third (1/3) increments every year for three years on the anniversary of the grant date.

40    CST BRANDS, INC. – Proxy Statement

EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year End

The following table provides information concerning outstanding equity awards held by our NEOs at December 31, 2014.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexerciseable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Kimberly S. Lubel	16,667	33,333	29.53	5/6/2023	33,600	(3)	1,465,296
	–	–	–	–	20,000	(4)	872,200
	–	108,780	31.245	3/10/2024	41,046	(5)	1,790,016
Clayton E. Killinger	8,334	16,666	29.53	5/6/2023	18,666	(3)	814,024
	–	–	–	–	10,000	(4)	436,100
	–	50,043	31.245	3/10/2024	18,882	(5)	823,444
Anthony P. Bartys	6,667	13,333	29.53	5/6/2023	8,000	(4)	348,880
	–	27,057	31.245	3/10/2024	10,209	(5)	445,214
Stephan F. Motz	5,000	10,000	29.53	5/6/2023	6,000	(4)	261,660
	–	23,367	31.245	3/10/2024	8,817	(5)	384,509
Charles H. Adams	5,000	10,000	29.53	5/6/2023	6,000	(4)	261,660
	–	23,367	31.245	3/10/2024	8,817	(5)	384,509

(1)	Options vest in one-third (1/3) increments each year for three (3) years on the anniversary of the grant date.

(2)

The market value was calculated from the closing price of the Company’s common stock on December 31, 2014 of $43.61 per share multiplied by the number of shares of stock that had not vested as of December 31, 2014.

(3)	These stock awards vest in one-third (1/3) increments each year for three (3) years on the anniversary of the grant date on May 6, 2014, May 6, 2015, and May 6, 2016.

(4)	These stock awards vest 100% on the three year anniversary of grant date on May 6, 2016.

(5)	These stock awards vest in one-third (1/3) increments each year for three (3) years on the anniversary of the grant date on March 10, 2015, March 10, 2016 and March 10, 2017.

Option Exercises and Stock Vested

None of our NEOs exercised stock options during the fiscal year ended December 31, 2014. The following table sets forth information regarding vesting of restricted stock awards for our NEOs for the fiscal year ended December 31, 2014.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting		Value Realized on Vesting
Kimberly S. Lubel	–	–	16,800	(1)	$534,072
Clayton E. Killinger	–	–	9,334	(2)	$296,728
Anthony P. Bartys	–	–	–		–
Stephan F. Motz	–	–	–		–
Charles H. Adams	–	–	–		–

(1)	One third (1/3) of a restricted stock award held by Kimberly S. Lubel vested on May 6, 2014, representing 16,800 shares of common stock.

(2)	One third (1/3) of a restricted stock award held by Clayton E. Killinger vested on May 6, 2014, representing 9,334 shares of common stock.

CST BRANDS, INC. – Proxy Statement    41

EXECUTIVE COMPENSATION

Pension Benefits

The Company does not sponsor any pension benefit plans and none of the Company’s NEOs contribute to such a plan.

Non-Qualified Deferred Compensation

The Company has established the Excess Savings Plan, which is a non-qualified deferred compensation program to provide benefits to Company employees whose annual additions to our qualified 401(k) plan are subject to the regulatory limitations. The plan is described in greater detail starting on page 35. The plan makes annual contributions in the first quarter of each year. The following table provides information concerning the contributions, earnings, withdrawals and distributions in the Excess Savings Plan during the fiscal year ended December 31, 2014.

Name	Registrant contributions in last FY ($) (1)	Aggregate earnings in last FY ($)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last FYE ($)
Kimberly S. Lubel	23,670	786	–	42,946
Clayton E. Killinger	11,935	363	–	20,839
Anthony P. Bartys	6,257	229	–	11,877
Stephan F. Motz	3,985	122	–	6,984
Charles H. Adams	3,985	104	–	6,541

(1)	All of the amounts included in this column are part of the amounts reported as “Change in Pension Value and Non-qualified Deferred Compensation Earnings” for 2014 in the Summary Compensation Table.

Potential Payments Upon Termination or Change in Control

On September 12, 2014, the Board, based on the recommendation of the Compensation Committee, approved Separation Agreements (the “Separation Agreements”) for each of the Company’s executive officers, including its NEOs, for the purpose of retaining such executive officer’s services.

Involuntary Termination Without Cause

Pursuant to the terms of the Separation Agreements, if a NEO’s employment is terminated by the Company without “Cause,” then such NEO, with the exception of our Chief Executive Officer, is entitled to receive a lump sum cash severance payment equal to the sum of the NEO’s annual base salary at the rate in effect as of the date of the notice of termination, plus the amount of the NEO’s annual target short-term incentive award determined in accordance with the short-term incentive program in effect at the date of termination. Our Chief Executive Officer, under the same circumstances, is entitled to receive a lump sum cash severance payment equal to the sum of two times her annual base salary, plus the amount of her annual target short-term incentive award. Each NEO will also receive medical, dental and other benefits for a period of one year from the date of termination, but if such continued coverage is not permitted by the applicable plans or law, the NEO will instead be entitled to a lump sum payment equal to the value of the Company’s contribution for such coverage. In addition, all unvested long-term incentive awards will continue to vest in accordance with their original terms, with the exception of performance shares, which will vest on a pro rata basis as of the date of termination and are to be paid when the such awards would have been paid had the NEO not been terminated.

Termination Without Cause or by Good Reason in connection with a Change in Control

In addition, the Separation Agreements provide that if a NEO’s employment is terminated without “Cause” or by “Good Reason” in connection with, or within 24 months after, a Change in Control, then each NEO, with the exception of our Chief Executive Officer, will receive a lump sum cash severance payment equal to two times the sum of such NEO’s annual base salary as of the date of termination, plus two times the amount of such NEO’s annual target short-term incentive award. Our Chief Executive Officer, under the same circumstances, will receive a severance payment equal to two and a half times her annual base salary, plus two and a half times the amount of her annual target short-term incentive award. Each NEO will also receive awards under the short-term incentive program effective at the date of termination equal to that year’s pro rata portion

42    CST BRANDS, INC. – Proxy Statement

EXECUTIVE COMPENSATION

of such NEO’s annual target short-term incentive award. In addition, each NEO will receive medical, dental, and other benefits for a period of three years from the date of termination, but if such continued coverage is not permitted by applicable plans or law, the NEO will instead be entitled to a lump sum payment equal to the value of the Company’s contribution for such coverage. In addition, all unvested long-term incentive awards will fully vest immediately upon termination, with the exception of performance shares, which will vest on a pro rata basis as of the date of termination and are to be paid when such awards would have been paid had the NEO not been terminated.

If, as described above, a NEO’s employment is involuntarily terminated without Cause or by Good Reason in connection with, or within 24 months after, a Change in Control, the NEO will also be entitled to (i) a payment of relocation payments incurred in connection with a move back to the original job or work location of such NEO prior to the Change in Control and all legal fees and expenses, if any, incurred in contesting or disputing such termination, in seeking to obtain or enforce any right or benefit provided by the Separation Agreements or in connection with any tax audit or proceeding in connection with Sections 409A or 4999 of the Code and (ii) payment of reasonable expenses in seeking comparable employment during the one year period following the date of termination.

Severance benefits under the Separation Agreements are not provided in the event of terminations by reason of death, disability, voluntary termination without Good Reason, or the Company’s involuntary termination of the executive’s employment for Cause.

All payments under the Separation Agreements will be conditioned upon the NEO’s execution of a severance agreement effectively waiving all claims of the NEO against the Company (including its directors, officers, employees and agents) arising out of such NEO’s employment with the Company and reaffirming the customary non-disclosure, non-compete and non-solicitation provisions contained in the Separation Agreement.

If amounts payable to a NEO under the Separation Agreement (together with any amounts that are payable by the Company as a result of a Change in Control) exceed the amount allowed under section 280G of the Code, thereby subjecting the NEO to an excise tax under section 4999 of the Code, then the payments will either be (i) reduced to the level at which no excise tax applies, such that the full payment would be equal to three times the NEO’s “base amount” (as defined in the Code), or (ii) paid in full, depending upon which option produces the better net after-tax position for the NEO.

For purposes of each of the Separation Agreements:

(i)

“Cause” means: (a) the willful and continued failure by the executive substantially to perform the executive’s duties with the Company (other than any such failure resulting from the executive’s incapacity due to physical or mental illness), after a demand for substantial performance is delivered to the executive by the Company that specifically identifies the manner in which the Company believes that the executive has not substantially performed the executive’s duties; (b) the willful engagement by the executive in conduct demonstrably and materially injurious to the Company, or (c) a conviction of, a plea of nolo contendere, a guilty plea, or confession by the executive to, an act of fraud, misappropriation or embezzlement, any felony or any other crime involving moral turpitude.

(ii)

“Good Reason” means: (a) the assignment to the executive of any duties inconsistent with the executive’s position, authority, duties or responsibilities as in effect immediately prior to a Change in Control, or any other action by Company that results in a diminution in such position, authority, duties or responsibilities (excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith); (b) any requirement that the executive be based more than 50 miles from his or her office or location prior to a Change in Control; (c) a material diminution in the executive’s base salary and/or target short-term incentive award; (d) any failure by Company to continue any incentive plan, retirement plan, welfare benefit plan or other compensation, retirement or benefit plan and policy, unless the aggregate value of all such compensation is not materially less than its aggregate value as in effect at any time during the 120-day period immediately preceding a Change in Control or, if more favorable to the executive, those provided generally at any time after a Change in Control to other peer employees of the executive and its affiliated companies; and (e) in the event of a pending Change in Control, the Company and the executive have not received written notice, at least five business days prior to the anticipated closing date of a Change in Control transaction, from the successor to all or a substantial portion of the Company’s business and/or assets that such successor agrees to assume and perform the Company’s obligations under the Separation Agreement.

CST BRANDS, INC. – Proxy Statement    43

EXECUTIVE COMPENSATION

(iii)

“Change in Control” means the earliest to occur after the date of the Separation Agreement of any of the following events: (a) any person is or becomes the “beneficial owner” (as such term is defined in Section 13(d) of the Securities Exchange Act of 1934) of securities representing 20% or more of the combined voting power of the Company’s then outstanding securities; (b) during any period of two consecutive years following the execution of the Separation Agreement, individuals who at the beginning of such period constitute the Board, and any new director, with certain exceptions, whose election or nomination was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination was previously so approved, cease for any reason to constitute a least a majority of the members of the Board; (c) with certain exceptions, the effective date of a merger of the Company with any other entity; (d) the approval by the Company’s stockholders of a complete liquidation of the Company or an agreement for the sale or disposition of all or substantially all of the Company’s assets; and (e) any event that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, whether or not the Company is then subject to such reporting requirement.

44    CST BRANDS, INC. – Proxy Statement

EXECUTIVE COMPENSATION

The table below estimates the amount of compensation and benefits to be provided to each of our named executive officers in the event of termination of such executive officer’s employment under certain circumstances. These amounts are estimates of the amounts that would be paid or provided to the executive officers upon termination of employment or a change in control had the termination occurred on December 31, 2014. The actual amounts can only be determined at the time of such executive officer’s separation from the Company. Accordingly, if termination had taken place prior to December 31, 2014, the amounts payable in respect of the short-term incentive plan would have been reduced to reflect the pro rata portion of the executive officer’s annual target short-term incentive award.

Name	Severance Benefit	Termination by the Company Without Cause (other than for Good Reason) ($)		Termination by the Company for Good Reason or Without Cause in Connection with a Change in Control ($)
Kimberly S. Lubel	Cash Severance	2,835,000	(1)	4,837,500	(2)
	Short-Term Incentive Plan	–	(3)	1,035,000	(4)
	Long-Term Incentive Plan	–		5,941,905	(5)
	Health Benefits	13,766	(6)	41,299	(7)

Clayton E. Killinger	Cash Severance	1,032,500	(8)	2,065,000	(9)
	Short-Term Incentive Plan	–	(3)	442,500	(4)
	Long-Term Incentive Plan	–		2,927,007	(5)
	Health Benefits	21,949	(6)	65,848	(7)

Anthony P. Bartys	Cash Severance	726,000	(8)	1,452,000	(9)
	Short-Term Incentive Plan	–	(3)	286,000	(4)
	Long-Term Incentive Plan	–		1,316,383	(5)
	Health Benefits	2,070	(6)	6,210	(7)

Stephan F. Motz	Cash Severance	627,000	(8)	1,254,000	(9)
	Short-Term Incentive Plan	–	(3)	247,000	(4)
	Long-Term Incentive Plan	–		1,075,902	(5)
	Health Benefits	1,788	(6)	5,363	(7)

Charles H. Adams	Cash Severance	627,000	(8)	1,254,000	(9)
	Short-Term Incentive Plan	–	(3)	247,000	(4)
	Long-Term Incentive Plan	–		1,075,902	(5)
	Health Benefits	21,385	(6)	64,154	(7)

(1)

Represents (a) 200% of the executive officer’s annual base salary in effect at December 31, 2014; plus (b) 100% of the executive officer’s annual short-term incentive target as provided for in the executive’s Separation Agreement.

(2)

Represents (a) 250% of the executive officer’s annual base salary in effect at December 31, 2014; plus (b) 250% of the executive officer’s annual short-term incentive target as provided for in the executive’s Separation Agreement.

(3)	The short-term incentive award would be forfeited, as detailed in the executive’s Separation Agreement.

(4)	Represents the executive officer’s pro rata portion of the executive officer’s annual short-term incentive target in 2014, as provided for in the executive’s Separation Agreement.

(5)

Represents the value of the executive’s unvested long-term incentive awards, including stock options, non-qualified stock options, SARs, restricted stock, RSUs and performance units, that would be accelerated upon termination, as provided for in the executive’s Separation Agreement. Performance shares will vest on a pro rata basis as of the date of termination and are to be paid when such awards would have been paid had the executive not been terminated.

(6)	Represents estimated payments for continued coverage under the Company’s health plans for up to one year, as provided for in the executive’s Separation Agreement.

CST BRANDS, INC. – Proxy Statement    45

EXECUTIVE COMPENSATION

(7)	Represents estimated payments for continued coverage under the Company’s health plans for up to three years, as provided for in the executive’s Separation Agreement.

(8)

Represents (a) 100% of the executive officer’s annual base salary in effect at December 31, 2014; plus (b) 100% of the executive officer’s annual short-term incentive target as provided for in the executive’s Separation Agreement.

(9)

Represents (a) 200% of the executive officer’s annual base salary in effect at December 31, 2014; plus (b) 200% of the executive officer’s annual short-term incentive target as provided for in the executive’s Separation Agreement.

46    CST BRANDS, INC. – Proxy Statement

DIRECTOR COMPENSATION

DIRECTOR COMPENSATION

We use a combination of cash and equity-based incentive compensation to attract and retain qualified individuals to serve on the Board. For the 2014 fiscal year, our non-employee directors received an annual cash retainer and equity award in the form of restricted stock for his or her service on the Board and, if applicable, additional fees for their service as chair of a Board committee and service as Lead Director of the Board, as follows:

Component(1)	Amount ($)
Annual retainer (cash)(2)	70,000
Annual restricted stock grant (value)(3)	125,000
Annual committee chair fee (cash)	15,000
Annual Lead Director fee (cash)	20,000

(1)	All cash retainers are paid in equal quarterly installments.

(2)	Excludes reimbursement for travel expenses to attend meetings of the Board and committee meetings.

(3)

The aggregate value of the award was $125,000 on the date of grant, with the number of shares determined by dividing the aggregate value of such grant by average of the high and low prices of the Company’s common stock, as reported on the NYSE, on such date (rounded up to the nearest whole share).

The Company reimburses directors for travel expenses incurred to attend meetings of the Board and committee meetings.

Director Compensation for Fiscal Year 2014

For fiscal year 2014, the average annual compensation of directors was $252,767, comprised of (i) $78,125 in cash and (ii) $174,642 in restricted stock. The following table provides the compensation amounts for each of the Company’s non-employee directors for the fiscal year ended December 31, 2014:

Name(1)(2)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(3)	Total ($)
Donna M. Boles	85,000	174,484	259,484
Roger G. Burton	85,000	174,484	259,484
Ruben M. Escobedo	70,000	174,484	244,484
Denise Incandela	70,000	174,484	244,484
William G. Moll	70,000	174,484	244,484
Alan Schoenbaum	90,000	174,484	264,484
Stephen Smith	70,000	175,748	245,748
Michael H. Wargotz	85,000	174,484	259,484

(1)

Kimberly S. Lubel, a director, our Chief Executive Officer and President and a named executive officer, is not included in this table as she is an employee of the Company and therefore receives no compensation for her service as a director. Mrs. Lubel’s compensation is included in the “Summary Compensation Table.” Joseph V. Topper, Jr., a director, Chief Executive Officer of CrossAmerica Partners LP, is not included in this table as he is an employee of a subsidiary of the Company and therefore receives no compensation for his service as a director.

(2)

As of December 31, 2014, each of our non-employee directors, with the exception of Mr. Smith, held 4,001 unvested shares of restricted stock as compensation for services performed in fiscal year 2013. These shares of restricted stock vested fully on March 10, 2015. As of December 31, 2014, Mr. Smith held 4,030 shares of restricted stock as compensation for services performed in fiscal year 2013. Mr. Smith’s shares of restricted stock vested fully on March 12, 2015.

(3)

The amounts shown under the “Stock Awards” column represent the aggregate grant date fair value of restricted stock granted to each non-employee director computed in accordance with Financial Accounting Standards Board Accounting Standards Codification

CST BRANDS, INC. – Proxy Statement    47

DIRECTOR COMPENSATION

Topic 718, Compensation – Stock Compensation. A discussion of the assumptions used in calculating the grant date fair value is set forth in Note 17 to our financial statements included in our Form 10-K filed with the SEC on February 27, 2015.

Director Compensation for Fiscal Year 2015

In December 2014, the Board approved certain modifications to the compensation of our directors for fiscal year 2015. The annual cash retainer for each of our directors was increased from $70,000 to $95,000 and the annual restricted stock grant was increased in value from $125,000 to $135,000. In addition, the annual Audit Committee chair fee was increased from $15,000 to $25,000 and the annual Lead Director fee was increased from $20,000 to $25,000. The annual Compensation Committee and Nominating and Governance Committee chair fees remain $15,000. Our Lead Director, Mr. Schoenbaum, does not receive an additional annual fee for his service as chairman of the Executive Committee.

48    CST BRANDS, INC. – Proxy Statement

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Common Stock of CST Brands, Inc.

The following table provides information with respect to the beneficial ownership of our common stock as of April 10, 2015 by (i) each stockholder known to us to be the beneficial owner of more than 5% of our outstanding common stock, (ii) each of our directors and nominees for director, (iii) each of our named executive officers, and (iv) all of our executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes to the tables below, we believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. Unless otherwise noted, the address of each beneficial owner listed on the tables below is c/o CST Brands, Inc., One Valero Way, Building D, Suite 200, San Antonio, Texas 78249.

This table is based upon information supplied by our officers, directors and the Schedules 13D and 13G that have been filed with the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days of April 10, 2015 through the exercise of any stock option or other right. The inclusion of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of, or receives the economic benefit from, such shares and we did not deem these shares outstanding for the purpose of computing the percentage ownership of any other person. Applicable percentages are based on 76,709,944 shares of common stock outstanding as of April 10, 2015.

	Beneficial Ownership of Common Stock
Name of Beneficial Owner	Number of Shares		Percent of Class
Greater than 5% Stockholders
BlackRock, Inc.	4,582,847	(1)	5.97%
The Vanguard Group, Inc.	4,452,773	(2)	5.80%
Directors
Donna M. Boles	11,494	(3)	*
Roger G. Burton	11,494	(3)	*
Ruben M. Escobedo	13,855	(4)	*
Denise Incandela	11,196	(5)	*
Kimberly S. Lubel	150,791	(6)	*
William G. Moll	12,494	(7)	*
Alan Schoenbaum	15,994	(8)	*
Stephen A. Smith	4,030		*
Joseph V. Topper, Jr.	1,329,827	(9)	1.73%
Michael Wargotz	11,494	(3)	*
Named Executive Officers
Charles H. Adams	27,274	(10)	*
Anthony P. Bartys	34,732	(11)	*
Clayton E. Killinger	74,573	(12)	*
Stephan F. Motz	29,383	(13)	*
Directors and executive officers as a group (16 persons)	1,745,634		2.27%

*	The percentage of shares beneficially owned does not exceed one percent of the common shares outstanding.

CST BRANDS, INC. – Proxy Statement    49

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(1)

BlackRock, Inc. filed a Schedule 13G/A with the SEC with respect to CST Brands on February 9, 2015, reporting that it or certain of its affiliates beneficially owned in the aggregate 4,582,847 shares of CST Brands common stock for which it had sole dispositive power and 4,344,600 shares for which it had sole voting power. The principal address for BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.

(2)

The Vanguard Group, Inc. filed a Schedule 13G/A with the SEC with respect to CST Brands on February 10, 2015, reporting that it or certain of its affiliates beneficially owned in the aggregate 4,452,773 shares of CST Brands common stock for which it had sole voting power for 51,736 shares and sole dispositive power for 4,407,537 shares. The principal address for The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern PA 19355.

(3)

Comprised of (a) 8,234 shares of common stock and (b) 3,260 shares of restricted stock, which are subject to limits on sale and transfer and can be forfeited under certain conditions. Restricted stock may not be disposed of until vested.

(4)

Comprised of (a) 10,595 shares of common stock and (b) 3,260 shares of restricted stock, which are subject to limits on sale and transfer and can be forfeited under certain conditions. Restricted stock may not be disposed of until vested.

(5)

Comprised of (a) 7,936 shares of common stock and (b) 3,260 shares of restricted stock, which are subject to limits on sale and transfer and can be forfeited under certain conditions. Restricted stock may not be disposed of until vested.

(6)

Comprised of (a) 27,597 shares of common stock (of which 85 shares are held in the CST Savings Plan), (b) 53,600 shares of restricted stock, which are subject to limits on sale and transfer and can be forfeited under certain conditions, and (c) 69,594 shares of common stock issuable pursuant to stock options exercisable within 60 days of April10, 2015.

(7)

Comprised of (a) 9,234 shares of common stock and (b) 3,260 shares of restricted stock, which are subject to limits on sale and transfer and can be forfeited under certain conditions. Restricted stock may not be disposed of until vested.

(8)

Comprised of (a) 12,734 shares of common stock and (b) 3,260 shares of restricted stock, which are subject to limits on sale and transfer and can be forfeited under certain conditions. Restricted stock may not be disposed of until vested.

(9)

Comprised of 1,329,827 shares of common stock, of which 1,319,827 shares are held by the Patricia Dunne Topper Trust for the Family of Joseph V. Topper, Jr. (the “PDT Trust”) and 10,000 shares are held by the Joseph V. Topper, Sr. Trust (the “JVTS Trust”). Mr. Topper is one of two voting trustees of the PDT Trust and one of two trustees of the JVTS Trust. 263,965 shares held by the PDT Trust are pledged as collateral to secure a line of credit. Mr. Topper, as a trustee of each of the PDT Trust and the JVTS Trust, may be deemed to have beneficial ownership of the shares beneficially owned by such trusts. The shares beneficially owned by the trusts are included in the number of shares shown as beneficially owned by Mr. Topper in the table above.

(10)

Comprised of (a) 3,485 shares of common stock, (b) 6,000 shares of restricted stock, which are subject to limits on sale and transfer and can be forfeited under certain conditions, and (c) 17,789 shares of common stock issuable pursuant to stock options exercisable within 60 days of April 10, 2015.

(11)

Comprised of (a) 4,379 shares of common stock (of which 87 shares are held in the CST Savings Plan), (b) 8,000 shares of restricted stock, which are subject to limits on sale and transfer and can be forfeited under certain conditions, and (c) 22,353 shares of common stock issuable pursuant to stock options exercisable within 60 days of April 10, 2015.

(12)

Comprised of (a) 12,560 shares of common stock, (b) 28,666 shares of restricted stock, which are subject to limits on sale and transfer and can be forfeited under certain conditions, and (c) 33,347 shares of common stock issuable pursuant to stock options exercisable within 60 days of April 10, 2015.

(13)

Comprised of (a) 5,594 shares of common stock (of which 11 shares are held in the CST Savings Plan), (b) 6,000 shares of restricted stock, which are subject to limits on sale and transfer and can be forfeited under certain conditions, and (c) 17,789 shares of common stock issuable pursuant to stock options exercisable within 60 days of April 10, 2015.

Units of CrossAmerica Partners LP

Except as set forth in the following table, as of April 10, 2015, none of (i) our directors or nominees for director, (ii) our named executive officers, or (iii) our other executive officers have beneficial ownership of CrossAmerica Partners LP units.

This table is based upon information supplied by our officers, directors and the Schedules 13D and 13G that have been filed with the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any units as to which the individual or entity has sole or shared voting power or investment power and any units as to which the individual or entity has the right to acquire beneficial ownership within 60 days of April 10, 2015 through the exercise of any option or other right. The inclusion of such units, however, does not constitute an admission that the named unitholder is a direct or indirect beneficial owner of, or receives the economic benefit

50    CST BRANDS, INC. – Proxy Statement

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

from, such units and we did not deem these units outstanding for the purpose of computing the percentage ownership of any other person. The percentage shown below is based on 24,551,321 CrossAmerica Partners LP units outstanding as of April 10, 2015.

	Beneficial Ownership of Units of CrossAmerica Partners LP
Name of Beneficial Owner	Number of Units		Percent of Class
Director

Joseph V. Topper, Jr.	7,368,820	(1)(2)(3)	30.01%

(1)

Comprised of (a) 582,321 common units and (b) 6,786,499 subordinated units. The units shown as beneficially owned by Joseph V. Topper, Jr. include units beneficially owned by entities that are controlled by Mr. Topper, including Dunne Manning Inc. and Energy Realty Partners, LLC. The units shown as beneficially owned by Mr. Topper do not include grants of an aggregate of 28,890 profits interests that are fully vested and represented by Class B Units of LGP Operations LLC, a wholly owned subsidiary of CrossAmerica Partners LP. The vested Class B Units are redeemable for cash or CrossAmerica Partners LP common units (at a conversion ratio of not greater than 1:1), at the discretion of the issuer, beginning on the second anniversary of the grant date.

(2)

Mr. Topper, as the Chief Executive Officer of our General Partner and sole director of Dunne Manning Inc. and as a trustee of a trust that is the sole shareholder of Dunne Manning Inc., may be deemed to have beneficial ownership of the units beneficially owned by Dunne Manning Inc. The units beneficially owned by Dunne Manning Inc. are included in the number of units shown as beneficially owned by Mr. Topper in the table above.

(3)

Mr. Topper, as the sole manager and indirect owner of Energy Realty Partners, LLC, may be deemed to have beneficial ownership of the units beneficially owned by Energy Realty Partners, LLC. The units beneficially owned by Energy Realty Partners, LLC are included in the number of units shown as beneficially owned by Mr. Topper in the table above.

Equity Compensation Plan Information

The following table provides aggregate information with respect to our equity compensation plans as of December 31, 2014.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans

Equity compensation plans approved by security holders	603,839	(1)	$30.86	6,618,310

Equity compensation plans not approved by security holders	–		–	–

(1)	Does not include 176,323 shares of restricted stock and 141,252 restricted stock units outstanding as of December 31, 2014.

CST BRANDS, INC. – Proxy Statement    51

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and the holders of more than 10% of our common stock to file with the SEC initial reports of ownership of our common stock and other equity securities and to furnish us with copies of all Section 16(a) forms they file. Based solely on the review of copies of the reports we have received and written representations provided to us from the individuals required to file the reports, we believe that each of our executive officers and directors has complied with applicable reporting requirements for transactions in our common stock during the year ended December 31, 2014.

52    CST BRANDS, INC. – Proxy Statement

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Parties

The following is a description of transactions, since January 1, 2014, to which the Company was or is a party, in which the amount involved exceeds $120,000 and in which a director, executive officer, holder of more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest, other than the arrangements that are described under “Executive Compensation – Compensation Discussion and Analysis – Potential Payments Upon Termination or Change in Control” above.

As a result of the Company’s purchase of all of the membership interests in CrossAmerica GP LLC (formerly Lehigh Gas GP LLC), the general partner of CrossAmerica Partners LP (the “GP Purchase”), and all of the incentive distribution rights in CrossAmerica Partners LP (the “IDR Purchase”), which was effective October 1, 2014, the Company controls the General Partner.

Amended and Restated Omnibus Agreement

In connection with the GP Purchase and IDR Purchase, CST Services LLC (“CST Services”), an indirect wholly owned subsidiary of the Company, entered into an Amended and Restated Omnibus Agreement, dated as of October 1, 2014 (the “Amended Omnibus Agreement”), with the Partnership, the General Partner, Lehigh Gas Corporation (“LGC”), Lehigh Gas-Ohio, LLC, a Delaware limited liability company (“LGO”), and Mr. Topper. Pursuant to the Amended Omnibus Agreement, the Company, among other things, provides the Partnership with management services that were previously provided by LGC. The initial term of the Amended Omnibus Agreement is five years, but the agreement will automatically renew for additional one year terms until any party provides written notice to the other parties at least 180 days prior to the end of the then current term. The General Partner has the right to terminate the agreement at any time upon 180 days’ prior written notice.

Under the Amended Omnibus Agreement, the Partnership is required to pay the Company a management fee of $670,000 per month for the services provided, plus a variable amount determined by the number of gallons of wholesale and retail motor fuel sold per month by the Partnership and its subsidiaries.

Right of First Refusal. For so long as Mr. Topper is an officer or director of the General Partner or the Company, if Mr. Topper, LGC, LGO, or any of their controlled affiliates have an opportunity to acquire assets used, or a controlling interest in any business primarily engaged, in the wholesale motor fuel distribution or retail gas station operation businesses, the value of which exceeds $5 million, then Mr. Topper, LGC, LGO, or their controlled affiliates must offer such opportunity to the Partnership on the same terms and at the same price, plus any related transaction costs and expenses.

Right of First Offer. For so long as Mr. Topper is an officer or director of the General Partner or the Company, Mr. Topper, LGC and LGO are required to notify the Partnership of their desire to sell to a third party any of their assets used, or any interest in any business primarily engaged, in the wholesale motor fuel distribution or retail gas station operation businesses, the value of which exceeds $5 million. Prior to selling such assets or businesses, Mr. Topper, LGC and LGO are required to enter into exclusive, good faith negotiations with the Partnership for a reasonable period of time to give the Partnership an opportunity to enter into definitive agreements for the purchase of such assets or businesses on terms that are mutually acceptable to the parties.

Voting Agreement

In connection with the GP Purchase and IDR Purchase, the Company entered into a Voting Agreement, dated as of October 1, 2014 (the “Voting Agreement”) with Mr. Topper, LGC, and the 2004 Irrevocable Agreement of Trust of Joseph V. Topper, Sr. (the “Topper Trust,” together with Mr. Topper and LGC, the “Topper Sellers”), pursuant to which each of the Topper Sellers agreed that at any meeting of the holders of shares of Company common stock or any meeting of holders of common units or subordinated units of the Partnership, it will vote (or cause to be voted) such Topper Seller’s shares or units, respectively, in accordance with the recommendations of the Board of the Company or the board of directors of the General Partner, respectively. Under the terms of the Voting Agreement, the Topper Sellers have provided an irrevocable proxy to the Company to vote on the Topper Seller’s behalf in accordance with the recommendations of the board of directors of the General Partner. The Voting Agreement will remain in effect with respect to any Topper Seller for so long as any such Topper

CST BRANDS, INC. – Proxy Statement    53

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Seller is (i) a director or officer of the Company or an affiliate thereof, including the Partnership, (ii) the beneficial owner of more than 3% of the outstanding common stock of the Company or (iii) the beneficial owner of 10% or more of the outstanding common units or subordinated units of the Partnership.

Registration Rights Agreement

In connection with the closing of the IDR Purchase, on October 1, 2014, the Company, the Topper Trust and the 2008 Irrevocable Agreement of Trust of John B. Reilly, Jr. (the “Reilly Trust,” together with the Topper Trust, the “Trusts”) entered into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which the Company granted certain piggy-back registration rights to the Trusts and their assignees (the “Holders”). If, prior to October 1, 2019, the Company proposes to file a registration statement for the offer and sale of shares of common stock, the Company must notify the Holders of such proposal at least 15 days before the initial filing date of such registration statement. Holders will be offered the opportunity to include for registration in such registration statement the number of shares of Company common stock acquired in the IDR Purchase (the “Registrable Securities”) as they may request. The Registration Rights Agreement also provides the Holders piggy-back rights for underwritten offerings, although the Company, upon recommendation of its lead underwriter, may limit the number of Registrable Securities included in such underwritten offering.

Topper Employment Agreement and Grant of Profits Interests

On October 1, 2014, Mr. Topper entered into an employment agreement with CST Services, LLC, a wholly owned subsidiary of the Company, pursuant to which Mr. Topper was appointed as the Chief Executive Officer and President of the General Partner. Because effective as of October 1, 2014, Mr. Topper was an employee of the Company and no longer an employee of LGC, the former compensation committee of the board of directors of the General Partner granted Mr. Topper an award of 10,997 profits interests in the Partnership, pursuant to the Lehigh Gas Partners LP Incentive Award Plan, based on compensation earned by Mr. Topper for services rendered from January 1, 2014 through September 30, 2014. The profit interests entitle Mr. Topper to receive cash distributions proportionate to those received by common unitholders of the Partnership and represent Class B Units of LGP Operations LLC, a wholly owned subsidiary of the Partnership. The award of 10,997 profits interests in the Partnership, represented by Class B Units of LGP Operations LLC, a wholly owned subsidiary of CrossAmerica Partners LP, was granted to Mr. Topper on March 4, 2015 and vested immediately. These vested Class B Units are redeemable for cash or CrossAmerica Partners LP common units (at a conversion ratio of not greater than 1:1), at the discretion of CrossAmerica, beginning on the second anniversary of the grant date.

On and effective as of March 26, 2015, Mr. Topper notified the Company of his decision to not renew his employment agreement with CST Services LLC, which will expire September 30, 2015. Effective March 26, 2015, Mr. Topper stepped down as President of the General Partner for the balance of his employment agreement term to facilitate an orderly leadership transition for the Partnership. Mr. Topper will remain a member of the board of directors of both CST and the General Partner.

Nice N Easy Transactions

In November 2014, the Company and the Partnership jointly purchased the assets of Nice N Easy Grocery Shoppes (“Nice N Easy”). The Partnership purchased the real property of 23 fee sites as well as certain wholesale fuel distribution assets. CST purchased the retail operations of 32 company-operated convenience stores and certain other assets, including certain personal property, inventory and working capital. All of the Nice N Easy sites are located in the state of New York. The Partnership entered into a lease agreement on the acquired real estate with CST at a “triple net” lease rate of 7.5% and the Partnership provides wholesale fuel supply to certain of these sites under long term agreements with a fuel gross profit margin of approximately $0.06 per gallon.

The final allocation of the purchase price was subject to certain adjustments, which were approved on December 15, 2014 by the Executive Committee and on behalf of the Partnership by the conflicts committee of the board of directors of the General Partner of the Partnership. The Executive Committee and the conflicts committee approved an adjustment to the allocation of the purchase price so that the aggregate purchase price paid by the Company was approximately $24 million and the aggregate purchase price paid by the Partnership was approximately $54 million.

Contribution of Interest in CST Fuel Supply LP

Pursuant to a Contribution Agreement, dated December 16, 2014, CST Services (the “Contribution Agreement”), an indirect wholly owned subsidiary of the Company, contributed (the “Contribution”) a 5% limited partner interest in CST Fuel Supply LP (“CST Fuel”) to the Partnership in exchange for consideration of approximately $60 million (valued at the closing unit

54    CST BRANDS, INC. – Proxy Statement

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

price of December 31, 2014), paid in 1,497,946 common units representing an approximate 6.1% limited partner interest in the Partnership on January 1, 2015.

Immediately prior to the Contribution, CST Fuel owned 100% of the issued and outstanding membership interests in CST Marketing and Supply LLC (“CSTMS”), an indirect wholly owned subsidiary of the Company, which is a party to a fuel supply agreement with a subsidiary of Valero Energy Corporation. As a condition to the closing of the Contribution, CST Services, CSTMS and certain subsidiaries of CST Services (the “Purchasers”) entered into a fuel distribution agreement (the “Fuel Distribution Agreement”), pursuant to which CSTMS will, on an annual basis, sell and deliver to the Purchasers no less than 1.57 billion gallons for at least 10 years of branded and unbranded motor fuels at a fixed margin of $0.05 per gallon for resale at retail sites operated by such Purchasers. The terms of the Contribution Agreement and the Fuel Distribution Agreement were unanimously approved on behalf of the Company by the Executive Committee and on behalf of the Partnership by the conflicts committee of the board of directors of the General Partner.

Purchase of Landmark Convenience Stores

In January 2015, the Company and the Partnership completed the joint acquisition of 22 convenience stores from Landmark Industries. The stores operated under the Timewise brand name, offering Shell branded motor fuel. Of the 22 convenience stores, 20 are located in the San Antonio, Texas area and 2 are located in the greater Austin, Texas area. The Partnership purchased all of the real property of the 22 fee sites as well as certain wholesale fuel distribution assets for approximately $44 million, and the Company purchased the personal property, working capital and the convenience store operations for approximately $20 million. The Partnership is leasing the acquired real estate to the Company at a “triple net” lease rate of 7.5% and will provide wholesale fuel supply to the 22 sites under long term agreements with a fuel gross profit margin of approximately $0.05 per gallon. The amounts paid by each entity are subject to a final appraisal and purchase price determination; however, the aggregate price paid to Landmark Industries will not change. The allocation of the purchase price between the Company and the Partnership was unanimously approved on behalf of the Company by the Executive Committee and on behalf of the Partnership by the conflicts committee of the board of directors of the General Partner.

Related Party Transactions Policy and Procedures

The Company has a Code of Business Conduct and Ethics, which requires all directors and executive officers to promptly bring to the attention of the General Counsel and, in the case of directors, the Chairman of the Nominating and Governance Committee or, in the case of executive officers, the Chairman of the Audit Committee, any transaction or relationship that arises and of which she or he becomes aware that reasonably could be expected to constitute a related-party transaction. For purposes of our Code of Business Conduct and Ethics, a related-party transaction is a transaction in which the Company (including its affiliates) is a participant and in which any director or executive officer (or their immediate family members) has or will have a direct or indirect material interest. Additionally, the Nominating and Governance Committee’s charter provides for an annual review of related-party transactions between each of our directors and the Company (and its affiliates) and to make recommendations to the Board regarding the continued independence of each Board member.

In addition, the Executive Committee is responsible for overseeing and approving all transactions between the Company and the Partnership, as described above in the section entitled “Corporate Governance and Board Matters—Information Regarding Board Committees—Executive Committee.”

Company Use of Private Aircraft

On March 2, 2015, the Nominating and Governance Committee authorized the Company to enter into an Aircraft Lease Agreement with MRTV, LLC (“MRTV”), an entity in which one of the members of our Board, Mr. Topper, has an ownership interest, pursuant to which the Company leases an aircraft from MRTV on a non-exclusive basis for use on approved Company related business. The initial term of the agreement is for one year, which term will be automatically renewed for additional one-year periods unless previously terminated by either party.

Also, on March 2, 2015, the Audit Committee authorized the Company to enter into an Aircraft Dry Lease Agreement with C-7 LLC (“C-7”), an entity in which our Chief Executive Officer and President, Ms. Lubel, has an ownership interest, pursuant to which the Company leases an aircraft from C-7 on a non-exclusive basis for use on approved Company related business. The agreement will terminate on December 31, 2015, subject to automatic renewal for additional one-year periods unless previously terminated by either party.

CST BRANDS, INC. – Proxy Statement    55

HOUSEHOLDING OF PROXY MATERIALS

HOUSEHOLDING OF PROXY MATERIALS

Some brokers, banks and other agents may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the proxy statement or our Annual Report on Form 10-K may have been sent to multiple stockholders in a single household. We will promptly deliver a separate copy of either document to any stockholder upon written or oral request, free of charge. To make such a request, please contact us at CST Brands, Inc., One Valero Way, Building D, Suite 200, San Antonio, Texas 78249, Attn: Corporate Secretary or contact our transfer agent, AST at either (800) 937-5449 or via email at info@amstock.com. If you would like to receive separate copies of our proxy statement or annual report in the future, or you are receiving multiple copies and would like to receive only one copy per household, contact your broker, bank or other agent, or contact us at the above address and phone number.

56    CST BRANDS, INC. – Proxy Statement

STOCKHOLDER PROPOSALS FOR THE 2016 CST BRANDS ANNUAL MEETING

STOCKHOLDER PROPOSALS FOR THE 2016 CST BRANDS ANNUAL MEETING

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders. To be eligible for inclusion in our 2016 proxy statement, a stockholder’s proposal must be received by us no later than December 22, 2015 and must otherwise comply with Rule 14a-8 under the Exchange Act. Any stockholder proposal received after December 22, 2015 will be considered untimely, and will not be included in our proxy materials for our 2016 annual meeting of stockholders. In addition, stockholders interested in submitting a proposal outside of Rule 14a-8 must properly submit such a proposal in accordance with our bylaws.

Pursuant to the terms of our bylaws, stockholders wishing to submit proposals or director nominations for consideration at our annual meeting of stockholders must provide advance notice in writing to our Corporate Secretary. To be timely, a stockholder’s notice shall be delivered to our Corporate Secretary at the principal executive offices of the Company not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder must be delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.

Stockholders are advised to review our bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations. Therefore, to be presented at our 2016 annual meeting, such a proposal must be received by the Company between March 5, 2015 and April 5, 2015.

CST BRANDS, INC. – Proxy Statement    57

ANNUAL REPORT

ANNUAL REPORT

Upon the written request of any person whose proxy is solicited hereunder, CST Brands will furnish without charge to such person a copy of its annual report filed with the SEC on Form 10-K, including financial statements and schedules thereto, for the year ended December 31, 2014. Such written request is to be directed to our Investor Relations department, One Valero Way, Building D, Suite 200, San Antonio, TX 78249.

58    CST BRANDS, INC. – Proxy Statement

OTHER MATTERS

OTHER MATTERS

No business other than the matters set forth in this proxy statement is expected to come before the meeting, but should any other matters requiring a stockholder’s vote arise, including a question of adjourning the meeting, the persons named in the accompanying proxy will vote thereon according to their best judgment in the interests of CST Brands. If a nominee for director should withdraw or otherwise become unavailable for reasons not presently known, the persons named as proxies may vote for another person in his place in what they consider the best interests of CST Brands.

By Order of the Board of Directors

Gérard J. Sonnier

Senior Vice President, General Counsel and Corporate Secretary

San Antonio, Texas

April 21, 2015

CST BRANDS, INC. – Proxy Statement    59

ANNUAL MEETING OF STOCKHOLDERS OF

CST BRANDS, INC.

June 4, 2015

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement, proxy card and Annual Report on Form 10K are available at http://www.astproxyportal.com/ast/18249/

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i	Please detach along perforated line and mail in the envelope provided.	i

■	00003333300000000000 9		060415

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH DIRECTOR NOMINEE IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. To elect the following three nominees as Class II members of the CST Brands, Inc. Board of Directors for a term of three years:
				FOR	AGAINST	ABSTAIN
			Donna M. Boles	☐	☐	☐

			Kimberly S. Lubel	☐	☐	☐

			Michael H. Wargotz	☐	☐	☐

			2. To ratify the selection of KPMG, LLP as CST Brands’ independent registered public accounting firm for the fiscal year ending December 31, 2015;	☐	☐	☐

			3. To approve, on an advisory, non-binding basis, the compensation of our named executive officers as presented in the proxy statement; and	☐	☐	☐

4.   To transact any other business that has been properly brought before the meeting, or any adjournment or postponement thereof, in accordance with the provisions of the Company’s Amended and Restated Bylaws.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

■

Note:  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

■

ANNUAL MEETING OF STOCKHOLDERS OF

CST BRANDS, INC.

June 4, 2015

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement, proxy card and Annual Report on Form 10K are available at http://www.astproxyportal.com/ast/18249/

i	Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.	i

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THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH DIRECTOR NOMINEE IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. To elect the following three nominees as Class II members of the CST Brands, Inc. Board of Directors for a term of three years:
				FOR	AGAINST	ABSTAIN
			Donna M. Boles	☐	☐	☐
			Kimberly S. Lubel	☐	☐	☐
			Michael H. Wargotz	☐	☐	☐
			2. To ratify the selection of KPMG, LLP as CST Brands’ independent registered public accounting firm for the fiscal year ending December 31, 2015;	☐	☐	☐
			3. To approve, on an advisory, non-binding basis, the compensation of our named executive officers as presented in the proxy statement; and	☐	☐	☐

4.   To transact any other business that has been properly brought before the meeting, or any adjournment or postponement thereof, in accordance with the provisions of the Company’s Amended and Restated Bylaws.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

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Note:  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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